                                                                  EXHIBIT 10.2.1
                                   TeleCorp
                               General Agreement
                                for Purchase of
                       PCS Systems and Services between
                            Telecorp PCS, Inc. and
                           Lucent Technologies, Inc.
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                               TABLE OF CONTENTS
                                                                          Page


  GENERAL AGREEMENT FOR PURCHASE OF PERSONAL COMMUNICATIONS SYSTEMS AND SERVICES BETWEEN TELECORP PCS, INC. AND LUCENT TECHNOLOGIES INC.


     1. ARTICLE I GENERAL PROVISIONS APPLICABLE TO ENTIRE AGREEMENT......   2

      1.1  HEADINGS AND DEFINITIONS......................................   2

      1.2  TERM OF AGREEMENT.............................................   8

      1.3  SCOPE.........................................................   9

      1.4  MINIMUM MARKET COMMITMENT.....................................  10

      1.5  ADDITIONAL PURCHASES..........................................  10

      1.6  PLANNING INFORMATION..........................................  11

      1.7  ORDERS........................................................  12

      1.8  ORDER ACCEPTANCE..............................................  12

      1.9  CHANGES IN CUSTOMER'S ORDERS..................................  13

      1.10 PRICES, DISCOUNTS AND INCENTIVES..............................  13

      1.11 CO-OP MARKETING FUND..........................................  20

      1.12 INVOICES AND TERMS OF PAYMENT.................................  23

      1.13 PURCHASE MONEY SECURITY INTEREST..............................  25

      1.14 MOST FAVORED CUSTOMER.........................................  26

      1.15 DELIVERY AND INSTALLATION SCHEDULE............................  26

      1.16 SYSTEM LOCK DOWN; COMPLETION DELAY............................  27

      1.17 TRANSPORTATION................................................  28

      1.18 PACKING, MARKING, AND SHIPPING................................  29

      1.19 TITLE AND RISK OF LOSS........................................  29

      1.20 COMPLIANCE WITH LAWS..........................................  30

      1.21 TAXES.........................................................  31

      1.22 TRAINING......................................................  31

      1.23 TERMINATION FOR CONVENIENCE...................................  31

      1.24 CANCELLATION FOR BREACH.......................................  32

      1.25 PATENTS, TRADEMARKS AND COPYRIGHTS............................  32

                                                                         Page

     1.26 USE OF INFORMATION............................................  34

     1.27 NOTICES.......................................................  35

     1.28 RIGHT OF ACCESS...............................................  36

     1.29 INDEPENDENT CONTRACTOR........................................  36

     1.30 CUSTOMER'S REMEDIES...........................................  36

     1.31 FORCE MAJEURE.................................................  38

     1.32 ASSIGNMENT....................................................  38

     1.33 PUBLICITY.....................................................  39

     1.34 APPLICABLE LAW................................................  39

     1.35 SURVIVAL OF OBLIGATIONS.......................................  39

     1.36 SEVERABILITY..................................................  39

     1.37 NON-WAIVER....................................................  40

     1.38 CUSTOMER RESPONSIBILITY.......................................  40

     1.39 PUBLICATION OF AGREEMENT......................................  40

     1.40 ARBITRATION...................................................  40

    2.ARTICLE II PROVISIONS APPLICABLE TO THE PURCHASE OF PRODUCTS......  41

     2.1  GENERAL.......................................................  41

     2.2  PRODUCT FEATURES COMMITMENT...................................  41

     2.3  PRODUCT AVAILABILITY..........................................  43

     2.4  DOCUMENTATION.................................................  43

     2.5  PRODUCT COMPLIANCES...........................................  43

     2.6  PRODUCT CHANGES...............................................  44

     2.7  CONTINUING PRODUCT SUPPORT- PARTS AND SERVICES................  45

     2.8  SPECIFICATIONS................................................  46

     2.9  CUSTOMER TECHNICAL SUPPORT....................................  46

     2.9A CLASS A AND B CHANGES.........................................  46

     2.10 PRODUCT WARRANTY..............................................  50

    3.ARTICLE III PROVISIONS APPLICABLE TO THE LICENSING OF SOFTWARE....  55

     3.1  GENERAL.......................................................  55

                               TABLE OF CONTENTS
                                  (continued)
                                                                         Page

     3.2  LICENSE.......................................................  55

     3.3  TITLE, RESTRICTIONS AND CONFIDENTIALITY.......................  56

     3.4  CHANGES IN LICENSED MATERIALS.................................  56

     3.5  MODIFICATIONS TO SOFTWARE.....................................  57

     3.6  MODIFICATION BY CUSTOMER......................................  57

     3.7  RELATED DOCUMENTATION.........................................  57

     3.8  SOFTWARE WARRANTY.............................................  57

     3.9  CANCELLATION OF LICENSE.......................................  61

     3.10 TAXES APPLICABLE TO SOFTWARE..................................  62

     3.11 LIMITED TRANSFERABILITY.......................................  62

     3.12 AVAILABILITY AND SUPPORT OF LICENSED MATERIAL FEATURES/
          LICENSED MATERIAL UPDATES.....................................  63

     3.13 YEAR 2000 COMPLIANCE WARRANTY.................................  64

4.ARTICLE IV............................................................

     4.1  GENERAL.......................................................  65

     4.2  ACCEPTANCE OF INSTALLATION....................................  65

     4.3  CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON
          CUSTOMER'S SITE...............................................  66

          4.3.1  ITEMS PROVIDED BY CUSTOMER.............................  67

          4.3.2  ITEMS TO BE FURNISHED BY SELLER........................  70

     4.4  WORK DONE BY OTHERS...........................................  72

     4.5  SERVICES WARRANTIES...........................................  72

5.ARTICLE V  ENTIRE AGREEMENT AND EXECUTION ............................  73

     5.1  ENTIRE AGREEMENT..............................................  73

     5.2  COUNTERPARTS..................................................  73

                                  TABLE OF CONTENTS

                                                                           Page

ATTACHMENT A - PRICING

ATTACHMENT B - FINANCING AGREEMENTS

ATTACHMENT C - RESPONSIBILITY MATRIX

ATTACHMENT D - ACCEPTANCE TESTING PLAN/PERFORMANCE METRICS

ATTACHMENT E - SUBSCRIBER PROJECTIONS

ATTACHMENT F - MILESTONE TIMELINE

ATTACHMENT G - DUPLEXER & FILTER SPECIFICATIONS

ATTACHMENT H - FORM OF EXTENDED WARRANTY AGREEMENT

ATTACHMENT I - OPTIONAL SOFTWARE FEATURE LIST

                        GENERAL AGREEMENT FOR PURCHASE
                OF PERSONAL COMMUNICATIONS SYSTEMS AND SERVICES

     This is an agreement ("Agreement")(No. LNM980501JATEL) between Lucent Technologies Inc., ("Seller" or "Lucent"), a Delaware corporation having an office at 283 King George Road, Warren, New Jersey 07059, and TeleCorp PCS, Inc. ("Customer"), a Delaware corporation having an office at 1101 17th Street, N.W., Suite 900, Washington, D.C. 20036.

     WHEREAS, the Customer desires to provide Personal Communications Services ("PCS") at or near the 1.9 GHz bands under a license(s) issued by the Federal Communications Commission ("FCC"); and

     WHEREAS, the Customer desires Seller to be a substantial supplier of the wireless base stations, switches, power, cable and transmission equipment and system integration services to include but not be limited to engineering services, such as preparation of equipment specifications, and installation of the networks, such as equipment installation, equipment removal and cable mining, and maintenance and repair of their networks ("Services");

     NOW, THEREFORE, the parties agree to the following terms and conditions.

                                 1.  ARTICLE I
               GENERAL PROVISIONS APPLICABLE TO ENTIRE AGREEMENT

1.1  HEADINGS AND DEFINITIONS

     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. For the purpose of this Agreement, the following definitions will apply:

     "Acceptance Date" means the date on which an Initial System or Service is accepted or, as provided in this Agreement, is deemed to have been accepted by Customer, and may be referred to as "Acceptance" or in the verb form "Accepted";

     "Acceptance Test" means the test to be performed under the terms of this Agreement, and specified in Attachment D, during the Acceptance Test Period to determine whether an Initial System in each MTA or Market substantially conforms to all applicable Specifications and thereafter the tests to be performed for subsequent installation of Products to determine whether such products meet the system element specifications;

     "Acceptance Test Period" means the period of time in days agreed to by the parties and specified in Attachment D allowed for performance of an Acceptance Test;

     "Advertising" means all advertising, sales promotion, press releases, and other publicity matters relating to performance under this Agreement;

     "Affiliate" of a corporation means its Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company, and any entity controlled, controlling or under common control with such corporation;

     "Annual Release Maintenance Fee" means those recurring annual fees of the Seller, invoiced annually in January and based upon the number of MSCs installed and BTSs installed at the time the invoice is issued, full payment of which entitles the Customer to receive all core features in standard software releases, software enhancements and software upgrades applicable to TDMA PCS Products (but not including Optional Software Features) which will be made available to Customer when made generally available by Seller during the period for which the fees were paid. All Annual Release Maintenance Fees shall be entitled to the discounts set forth in Section 1.10.1;

     "Class A Change" means a modification of existing Product to remedy a non conformance to Seller's Specifications required to correct design defects of a type that result in electrical or mechanical inoperative conditions, extremely unsatisfactory operating conditions, or which is recommended to enhance safety;

     "Class B Change" means a change that provides Product enhancements resulting in new features or improved service capabilities;

     "Customer Price List" means Seller's published "Price Reference Guide" or other price notification releases furnished by Seller for the purpose of communicating Seller's list pricing or pricing related information to customers of Seller; however, this does not include firm price quotations;

     "Designated Processor" means the Product for which the licenses to use Licensed Materials are initially granted;

     "Effective Date" shall mean May 1, 1998;

     "Final Acceptance" means the process set forth in Section 4.2 pursuant to which Customer accepts Seller's installation of its Products or Licensed Materials;

     "Firmware" means a combination of (i) hardware and (ii) Software represented by a pattern of bits contained in such hardware;

     "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections);

     "Form" means physical shape;

     "Function" means product features;

     "Force Majeure" means fires, strikes, riots, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability (affecting Seller's industry as a whole) to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond a party's control whether or not similar to the foregoing;

     "Hazardous Material" means material designated as a "hazardous chemical substance or mixture" by the Administrator, pursuant to Section 6 of the Toxic Substance Control Act, a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), or a "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200);

     "In Revenue Service" means use of a Product or any part thereof for commercial service (exclusive of operations for purposes of conducting Acceptance Tests), whether or not revenue is actually being generated;

     "Information" means all documentation and technical and business information in whatever form recorded, which a party may furnish under, or has furnished in contemplation of, this Agreement;

     "Initial System" means the PCS Systems ordered pursuant to the terms of this Agreement for each Market that is scheduled for optimization prior to the Acceptance jointly established by the Parties, reduced by the amount of any Products, for each date(s) and Licensed Materials, which due to fault of the Customer cannot be properly installed, integrated and optimized prior to System Acceptance without additional expense to Seller;

     "Licensed Area" means an area for which the Federal Communications Commission ("FCC") has granted a permit to construct a Personal Communication Services System;

     "Licensed Materials" means the Software and Related Documentation for which licenses are granted by Seller under this Agreement; no Source Code versions of Software are included in Licensed Materials;

     "Market" means a geographic area in which Customer is licensed to provide PCS services, consisting of at least an initial MSC (access manager and 5ESS switch) and a minimum of 50 TDMA PCS mini-cells.

     "Material Service Impact" means an operating characteristic of Seller's Products or Licensed Materials having a materially adverse impact on Customers ability to network, administer, operate or maintain its Network Wireless System obtained under this Agreement, to render billings to Customer's subscribers, or to continue to furnish or to offer to such subscribers service functionalities and features;

     "Operating Affiliates" means a subsidiary of TeleCorp PCS, Inc. which is authorized to operate the FCC PCS Licenses in any of the Markets listed in
     Section 1.4 or any additional Markets awarded to Seller pursuant to the provisions of this contract;

     "Optional Software Features" means software features for PCS Products available to Seller's customers on an optional, separate fee basis;

     "PCS System" means Personal Communications Services System, which would consist of, the minimally necessary Products, Licensed Materials, Services, and integration thereof necessary to provide PCS within any definable geographic area;

     "Product" means PCS TDMA and/or Cellular TDMA and future generation wireless Products (including hardware which is part of firmware) systems, equipment, and parts thereof, but the term does not mean Software whether or not such Software is part of Firmware;

     "Product Manufacturing Information" means manufacturing drawings and specifications of raw materials and components, including part manufacturing drawings and specifications covering special tooling and the operation thereof, and a detailed list of all commercially available parts and components purchased by Seller on the open market disclosing the part number, name and location of the supplier, and price lists;

     "Provisional Acceptance" means that the Customer acknowledges that the Products Licensed Material and installation services have been performed as required and accepts them pending satisfactory completion of system optimization;

     "Related Documentation" means materials useful in connection with Software, such as, but not limited to, flow charts, logic diagrams, program descriptions, and specifications. No Source Code versions of Software are included in Related Documentation;

     "Repair Parts" means new, remanufactured, reconditioned, refurbished, or functionally equivalent parts for the maintenance, replacement, and repair of Products sold pursuant to this Agreement;

     "Seller's Manufactured Product" means a Product manu-factured by Seller or purchased by it pursuant to its procurement specifications (e.g., KS or AT);

     "Seller's Standard Charges" means Seller's applicable rates and charges then in effect for labor and materials as determined from Seller's Customer Price List, less any applicable discounts;

     "Services" means the performance of work for the Customer and includes but is not limited to: (1) engineering Services such as preparation of equipment specifications, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the Order; (2) installation Services such as installation equipment removal, and cable mining; and (3) other Services such as maintenance and repair. Services do not include Turnkey Services;

     "Software" means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium;

     "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor. Except as may be expressly provided, this Agreement does not require Seller to furnish any Source Code;

     "Specifications" means the specifications for Products and/or Licensed Materials furnished by Seller to Customer as set forth in this Agreement or its Attachments;

     "Start Date" means, the date upon which Seller has received Customer's written notice that Customer has performed all Customer responsibilities and furnished all necessary items required prior to Seller's commencement of installation of the Initial System;

     "Subsidiary" of a company means a corporation, the shares or other securities holding a majority of the votes for election of directors which are now or hereafter owned or controlled by such company either directly or indirectly; but any such corporation shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists;

     "System Acceptance" means Customer's acceptance of the Initial System in each of the Markets pursuant to the terms of Attachment D;

     "Territory" means the 50 states of the United States plus the District of Columbia and the territories and possessions of the United States;

     "Turnkey Item" means a good or product or a partial assembly of goods or products furnished and, perhaps, installed by Seller as part of a Turnkey Service but not furnished by Seller pursuant to this Agreement. A Turnkey
     Item is not a Vendor Item or a Product as described in this Agreement;

     "Turnkey Services" means items and activities normally the responsibility of the Customer under this Agreement, which may include, but shall not be limited to, project management, field coordination, construction and system testing. Turnkey Services do not include, and are separate from, Seller's normal engineering and installation Services;

     "Use" with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a processor for execution of the instructions and tables contained in such Licensed Materials;

     "Vendor Item" means a Product or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications. A Vendor Item is not a Turnkey Item; and

     "Warranty Period" means the period of time listed in the respective WARRANTY clauses which, unless otherwise stated, commences on the date of shipment, or if installed by Seller on Acceptance by Customer or thirty
     (30) days from the date Seller submits its notice of completion of its installation whichever is sooner, and for Services, commences on the date the Service is completed.

1.2  TERM OF AGREEMENT

     1.2.1 This Agreement shall be effective on the Effective Date and, except as otherwise provided herein, shall continue in effect for a period of [_] [_] [_] years. Within sixty (60) days of the scheduled expiration date of this Agreement, the parties shall meet to discuss extension of this Agreement for some additional length of time. An obligatory condition of such extension shall be that the Products, Licensed Materials and Annual Maintenance Fees, as specified in Attachment A of this Agreement, shall not exceed the amount specified in Seller's then effective Customer Price List less the applicable discounts set forth in Section 1.10. The modification or termination of this Agreement shall not affect the rights or obligations of either party under any order accepted by Seller before the effective date of the modification or termination.

     1.2.2   Customer's obligations under this Agreement shall be contingent on
(i) a final closing under the terms of the Securities Purchase Agreement dated January 23, 1998 among Customer, AT&T Wireless and certain other parties for the joint development of TDMA PCS Networks serving portions of the Boston,

Little Rock, Louisville, St. Louis, Houston, Memphis, and New Orleans major trading areas (MTAs); and (ii) the execution of the Financing Agreements attached hereto as Attachment B and consummation of the transactions contemplated thereby.

     1.2.3 The Parties agree that Customer may wish to purchase certain Products from Seller in advance of the satisfaction of the contingencies set forth in Section 1.2.2 being completed. Such purchases shall be subject to the terms and conditions contained in this Agreement and not exceed a total of forty million dollars.

     1.2.4 Should, despite the Parties best efforts, the contingencies set forth above not be met on or before September 30, 1998, this Agreement shall be terminated by either party giving notice in writing and the Parties shall have no further obligation to each other, except Customer may either retain the purchased Products at the prices set forth in this Agreement or return the purchased Products to the Seller and receive a full refund of any amounts actually paid to Seller and shall not be responsible for the Deferred Payments under Section 1.12(d).

1.3  SCOPE

     During the term of this Agreement, Seller agrees to sell (or, with respect to licensed Materials, license) to Customer or its Operating Affiliates for the use and benefit of Customer or its Operating Affiliates and not for resale, Products (with associated Licensed Materials, licenses) and associated Services, as and to the extent ordered by Customer or its Operating Affiliates pursuant to orders issued by such entity and accepted by Seller hereunder. Seller agrees that it will offer to Customer or its Operating Affiliates all items, products or services generally offered or made available to other providers of telecommunications services, but nothing herein shall be deemed to require Seller to disaggregate into subassemblies, components or other parts any such items, products or services, which Seller does not disaggregate for others.

     The terms and conditions of this Agreement shall apply to all orders for Products and Licensed Materials and Services listed in Customer Price Lists and for related Services placed by Customer or its Operating Affiliates. Unless otherwise specifically agreed in writing by Seller, Seller's provision of any other item, product or service not listed in the then current Customer Price List is not subject to the terms and conditions of this Agreement, but to a separate written agreement of the parties or, if none, to Seller's standard term and conditions for such item, product or service. Seller agrees that Seller will maintain and from time to time furnish to Customer a copy of such Customer Price Lists, which shall contain all of Seller's currently available commercial offerings of Seller's PCS and PCS related telecommunications systems.

     Provided that Customer is not undertaking the payment obligations of an Affiliate, Customer will have a reasonable opportunity to approve any Affiliates seeking to purchase under this Agreement, such approval not to be unreasonably withheld, based upon (i) reasonable credit criteria within the context of the PCS industry, (ii) whether or not such Affiliate has in the past materially breached agreements with Seller, (iii) whether or not the Affiliate (or any of its Owners or Partners) is a direct competitor of Seller in the wireless infrastructure manufacturing business, and (iv) whether or not the Affiliate is otherwise engaged with Seller in an agreement for the purchase and/or supply of PCS TDMA wireless technology.

1.4  MINIMUM MARKET COMMITMENT

     With respect to each of the following Markets, if Customer, in its sole discretion, elects to build out an Initial System in such Market, Seller agrees to engineer, furnish and install and Customer agrees to purchase the PCS Products, Licensed Materials and Services which are sufficient to build out the Initial System for such Markets.

     Boston
     New Orleans
     Little Rock
     Memphis
     St. Louis

     Notwithstanding the foregoing, Customer may, in its sole discretion, substitute a new Market of similar size for any of the above Markets.

1.5  ADDITIONAL PURCHASES

     In the event that Customer or its Affiliates, wish to obtain additional Products, Licensed Materials and Services to expand the coverage of or add features to any Initial System constructed or initiated under this Agreement , orders for such additional items received by Seller during the term of this Agreement shall be received and accepted subject to the terms and conditions hereof.

In addition, if Customer or its Affiliates, at their option, award Seller any additional Markets, the terms and conditions of this Agreement shall apply to the purchase of Products, Licensed Materials and Software for such additional Markets

1.6  PLANNING INFORMATION

     Upon Seller's request, and to the extent reasonable, feasible, and available, Customer will provide to Seller forecasts of Customer's annual Product, Licensed Materials, and Services needs. Customer shall provide to Seller a forecast of the number of base stations, growth frames, voice channels, CSU's, Power Cabinets, and 5ESS Switches, among other necessary components, needed for the PCS System. This forecast is expected to be accurate within +/- 25%.

     Except for the initial order, nine (9) months prior to requested ship date, Customer shall provide to Seller an updated forecast of the quantity of Products necessary for the PCS System as indicated above. This forecast is expected to be accurate within +/- 25%. If the accuracy of this forecast deviates from the stated parameters, Seller will not be penalized for any resulting delays for quantities above the forecast.

     There shall be a twelve (12) week interval between order and ship date for switching equipment orders for each Initial System, unless the parties mutually agree to a shorter interval. For all other switch orders, no less than twenty
(20) weeks prior to the requested ship date for switching equipment, Customer shall provide to Seller a final forecast of the number of units of switch equipment required for the PCS System as indicated above. No less than four (4) weeks prior to the requested ship date for base stations, Customer shall provide to Seller a final forecast of the number of base station units required for the PCS System as indicated above. The final forecasts shall be submitted as orders under clauses 1.7 and 1.8. Customer may postpone orders for base stations without penalty up to one (1) week prior to the requested ship date, however Seller may elect to ship base stations in accordance with Section 1.17. Customer may postpone orders for switching equipment without penalty up to three weeks prior to the requested ship date provided that the equipment ships within 4 weeks of the original requested ship date.

     Any postponement of an order by Customer pursuant to this Section 1.6 shall not relieve Customer of its purchase obligations for the Initial Systems set forth in Section 1.4 and

Attachment A and the New Market Incentive purchase commitment set forth in
Section 1.10.1.1.10.

1.7  ORDERS

     All orders submitted by Customer shall be deemed to incorporate and be subject to the terms and conditions of this Agreement unless otherwise agreed by both parties in writing.

     All orders, including electronic orders, shall contain the information necessary for Seller to fulfill the order.

     All schedules and requested dates are subject to Seller's concurrence; provided if orders are made within the agreed to lead times Seller shall not withhold its concurrence to the requested dates.

     No provision or data on any order or contained in any documents attached to or referenced in any order, any subordinate document (such as shipping releases), shall be binding, except data necessary for Seller to fill the order. All such other data and provisions are hereby rejected. Electronic orders shall be binding on Customer notwithstanding the absence of a signature, so long as such orders have been verified as valid purchase orders by Customer's technical department and finance department in accordance with procedures to be mutually agreed upon by the parties.

1.8  ORDER ACCEPTANCE

     All orders are subject to acceptance by Seller. Seller shall acknowledge the date of order receipt either in writing or electronic data interface format within 72 hours. The acknowledged date of order receipt is the price effective date for purposes of this Agreement.

     Seller agrees to deliver and install Products and Licensed Materials and perform Services in accordance with Seller's standard delivery and installation schedules being quoted at the time such order is placed, or the delivery and installation schedules otherwise agreed pursuant to Section 1.6.

     If Customer submits an order requesting a delivery or completion interval less than the interval listed in the applicable Customer Price List, or as set forth in Section 1.6, Seller will accept such order only for its standard interval. Seller will, however, attempt to meet Customer's requested interval and provide confirmation or denial of the requested guidelines for accruals and reimbursements of qualifying promotional activities and the procedures and documentation necessary for such reimbursements.

     b. Without limiting the foregoing or anything in this Agreement, Customer expressly agrees to submit all proposed usage of Seller's Indicia (as defined under "USE OF MARKS" below) for approval by the Seller Co-Marketing Program Office on such forms as may be developed by Seller from time to time, and shall not use such Indicia unless and until the Seller Co-Marketing Program Office grants such approval. Seller shall either accept or reject Customer's proposed usage of Seller's Indicia within three (3) business days of acknowledged receipt of Customer's request. If no response is rendered within this time period, the proposed usage shall be deemed approved.

     c. Without limiting the foregoing or anything in this Agreement, Customer acknowledges it has no ownership or other interest in the Indicia and shall make no claim to such Indicia.

     d. Without limiting the foregoing or anything in this Agreement, Customer expressly agrees that accruals shall be only for qualifying purchases of specific Products or Software for its own use and not for resale.

     e. Without limiting the foregoing or anything in this Agreement, Customer expressly agrees to submit requests for reimbursement for qualifying promotions within ninety days after deployment of the subject promotional activity and to utilize reimbursement funds within one year of the time the accrual is reported to Customer.

     USE OF MARKS

     a. The use of Seller's tradenames, trademarks, trade devices, logos, codes, Co-Marketing Brand and logo or other symbols (collectively "Indicia") shall be solely for the purpose of and in the manner permitted by the Program Documentation. Seller hereby grants Customer permission to use Indicia in Customer's marketing and advertising of, and in Customer's publicity relating to, the Products and Agreements identified in Program Documentation, PROVIDED such use conforms to Seller standards and guidelines contained in the Program Documentation which Seller may furnish from time to time. Without limiting the terms of such Program Documentation, the following shall also apply: (1) Customer may not conduct business under Seller's name or logo; (2) Customer may not use any of Seller's Indicia or variations thereof to identify Customer or Customer's products or services except as specifically permitted by the Seller Co-Marketing Program Office identified in the Program Documentation; and (3) Customer may not use any of Seller's Indicia in a manner that is likely to confuse the public concerning the relationship of the parties. Customer's use of Indicia shall inure to the benefit of Seller and shall not invest in Customer any rights in or to the Indicia. All uses of Indicia by Customer shall be subject to prepublication or pre-use review and written approval by Seller. If, in Seller's judgment, any use of Indicia by Customer is deemed detrimental to the Indicia or Seller's reputation, or is deemed otherwise undesirable, Seller may withdraw such permission without liability as a result thereof.

     b. Customer agrees that it has no exclusive right to use of Indicia as defined herein in any Market or for any Product identified herein. Seller expressly reserves the right to contract with others to promote, market, sell and/or install Products, to use the Indicia and to permit others to engage in such activities at any time and in any place.

1.12  INVOICES AND TERMS OF PAYMENT

     a. For the Products and Licensed Materials (including transportation charges and taxes, if applicable), comprising the Initial System for a Market as set forth on Attachment A, Customer shall be invoiced as follows:

          a) 85% of the purchase price on delivery or as soon thereafter as practicable

          b)   10% of the purchase price on System Acceptance of the Initial
               System

          c)   5% of the purchase price on completion of all punch list items

          For orders submitted after Acceptance of an Initial System, ninety percent (90%) of the purchase price (including transportation and taxes, if applicable) will be invoiced on delivery, or as soon thereafter as possible. The remaining ten percent (10%) shall be invoiced on Final Acceptance of installation on a unit by unit basis.

          Invoicing for the four million ($4,000,000) dollar Optional Feature RTU per MSC shall occur on delivery, and payment for said invoices shall be due thirty (30) days after Acceptance of the Initial System.

          In every case, engineering will be billed upon main shipment of Products and installation will be billed as performed or as soon thereafter as practical.

     b. Except as set forth in paragraph (d) below, Customer shall pay these invoiced amounts, less any disputed amounts, within thirty (30) days from the date of Seller's invoice. Delinquent payments are subject to a late payment charge at the rate of one and one-half percent (1-1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Any disputed items which are determined to be validly billed are due for payment based upon the original invoice date and will be subject to a retroactive late payment charge based upon the original invoice date. Customer shall notify Seller of any disputed invoice amounts within thirty (30) days from the date of the invoice. Seller may apply any credit which remains outstanding.

     c. Customer shall pay the invoiced amounts due on completion of all punch list items, less any disputed amounts, within ten (10) days from the date of Seller's invoice. No late payment charges will accrue until after thirty (30) days of the date of Seller's invoice.

     d. Notwithstanding anything herein to the contrary, Customer may defer payment (the "Deferred Payments") on all invoices for Customer Products, Licensed Materials and Services purchased by Customer or its Operating Affiliates for which payment would be due pursuant to subsections (a) and (b) above until the later of (i) September 30, 1998, or (ii) the initial closing of Customer's senior credit facility. The amounts owed to Seller for Deferred Payments shall be payable in full, along with associated carrying costs (prime plus 1.9%), upon the earlier of (i) September 30, 1998, or (ii) the initial closing of the senior credit facility of the Customer. The aggregate amount of all outstanding invoices subject to the Deferred Payment arrangement shall at no time be greater than $40 million, exclusive of associated carrying costs. If such outstanding invoice amount exceeds $40 million, the Customer shall immediately pay invoices sufficient to reduce the balance below $40 million, exclusive of associated carrying costs. Customer shall also pay invoices in accordance with Sections 1. 12(a) and 1. 12(b) if using the Deferred Payment option would cause the outstanding invoice amount to exceed $40 million.

1.13  PURCHASE MONEY SECURITY INTEREST

     a. Seller reserves and Customer agrees that Seller shall have a purchase money security interest in all Products and Licensed Materials supplied to Customer by Seller under this Agreement until any and all Deferred Payments due Seller under this Agreement are paid in full. Seller shall have the right, at anytime and without notice to customer to file in any state or local jurisdiction such financing statements (e.g UCC-1 financing statements, as Seller deems necessary to perfect its purchase money security interest hereunder. Upon request, by Seller, Customer hereby agrees to execute all documents necessary to secure Seller's purchase money security interest including without limitation, UCC -1 or such other documents Seller deems reasonably necessary to evidence its security interest. Notwithstanding the foregoing obligation of Customer to execute, Customer hereby appoints Seller as its attorney-in-fact for purpose of executing and filing such financing statements and such other documents prepared by Seller or its designated agent for purposes of perfecting Seller's security interest hereunder.

     b. Seller shall provide Customer promptly following any such filing with a copy of all such Financing Statements together with a listing of a filing number and location sufficient to enable Customer's lenders to arrange for termination of such Financing

          Statements upon closing Customer's senior credit facility.

     c. In addition to any other remedy available to Seller as provided herein for any failure of Customer to pay the purchase price, by common law and by statute, Seller may exercise its right to reclaim all Products and Licensed Materials sold to Customer pursuant to UCC-202 or such other applicable provision as it may exist from state to state, upon discovery of Customer insolvency, provided Seller demands in writing reclamation of such goods before ten (10) days after receipt of such goods by Customer, or if such ten (10) days period expires after the commencement of a bankruptcy case, before twenty (20) days after receipt of such goods by the Customer.

1.14  MOST FAVORED CUSTOMER

     At any time during the Term of this Agreement, Customer will receive Products, Licensed Materials and Services at prices and on payment terms and all other contract terms (including financing) no less favorable to the Customer when viewed collectively than those offered or made available by the Seller to any other AT&T Wireless Affiliate within the United States who are involved in transactions of similar or lesser volumes. For the purposes of this section, the other AT&T Wireless Affiliates, shall consist of Mercury PCS, Triton, Wireless One, Americall and Triad.

     To the extent Seller offers or provides more favorable contract terms to another AT&T Wireless Affiliate (the "Offer"), pursuant to this section, it shall commencing on the effective date of such Offer prospectively adjust its prices, payment terms and/or other contract terms to Customer so as to implement the more favorable contract terms contained in the Offer. In addition, prior to System Acceptance in each of the first five Markets, Seller shall retroactively apply the more favorable offer term for all Customer orders issued during the ninety (90) day period prior to the effective date of the Offer.

1.15  DELIVERY AND INSTALLATION SCHEDULE

     Customer shall notify Seller of those PCS site(s), ready for installation of Product and that Customer's responsibilities referred to in the Responsibility Matrix and Article IV relating to such sites have been performed or furnished in accordance with Attachment F or, if Attachment F is not applicable, by the date mutually agreed to by the parties prior to order acceptance. Seller shall have access to such sites on and from the date of Seller's receipt of such notification (the "Start Date"). If Seller is notified by Customer that a PCS site is ready and finds upon arrival that the site does not meet the criteria indicated on the Responsibility Matrix and in Article IV (an "Erroneous Dispatch"), Customer shall pay an additional $350 for each Erroneous Dispatch. If Seller incurs extraordinary costs due to an Erroneous Dispatch, Customer agrees to negotiate in good faith appropriate compensation for such extraordinary costs.

     Additionally, except to the extent covered by Attachment F, the parties agree to develop, by mutual agreement, delivery and installation schedules under which Seller shall complete its obligations as required under the Responsibility Matrix, and/or any subsequent order, and submit notices of completion to Customer on or before the Installation Complete date.

1.16  SYSTEM LOCK DOWN; COMPLETION DELAY
      ----------------------------------

          a)   System Lock Down For Each MTA listed in Section 1.4. On the
               ---------------------------------------------------
               "System Lock Down" as reasonably determined by Customer and to be inserted on the Milestone Timeline attached as Exhibit F, the date (the "System Lock Down Date) of which shall be sixty (60) days prior to Customer's anticipated date of System Acceptance (the date falling sixty (60) days after the System Lock Down Date is the "Guaranteed System Acceptance Date"), the Seller shall provide the Customer with a final revised RF Engineering Plot and the Customer shall use its best efforts to deliver to Seller one-hundred percent (100%) of the BTS sites constituting the Initial System. Construction and Site Acceptance check-off (as defined by the Site Acceptance checklist) of at least sixty-five percent (65%) of the BTS sites included in such RF Engineering Plot shall have been completed on the System Lock Down Date. During the thirty (30) day period prior to the Guaranteed System Acceptance Date, Customer cannot include more than fifteen (15%) percent of the BTS sites in the revised RF Engineering Plot for each Initial System. If at this time key missing cells from the RF Engineering Plot cause the inability of Seller to meet System Acceptance metrics as defined in Attachment D, then Seller and Customer shall together redefine any affected drive routes so as to exclude these missing cells from the Initial System Acceptance metrics. Any BTS sites constructed in the fifteen (15) day period prior to the Guaranteed System Acceptance Date shall not be included as part of the System Acceptance process set forth in Attachment D. However, Seller will use its best efforts to install and integrate these sites prior to the Guaranteed System Acceptance Date. On the System Lock Down Date, or as soon as reasonably practicable, the Seller shall begin to perform System Acceptance Tests and Systemwide RF optimization services in accordance with Exhibit D attached hereto.

          b)   Completion Delay. For each day that the Initial System in a
               ----------------
               Market fails to achieve System Acceptance due to the sole fault of Seller on or before the Guaranteed System Acceptance Date, Seller will pay to Customer an amount equal to .35 % (thirty-five hundredths of one percent) of the aggregate purchases ordered for such market through the Guaranteed System Acceptance Date for each day from the Guaranteed System Acceptance Date until the date when System Acceptance occurs (the "Late Acceptance Payment"). The amount due to Customer under the provisions of this subsection 1.16(b) shall be credited against any outstanding amounts due Seller for the affected Market up to a maximum of the unbilled amount to be invoiced upon System Acceptance of the Initial System and upon completion of all punch list items.

1.17  TRANSPORTATION

     Seller's prices for Products and Licensed Materials, as specified in
Section 1.10, do not include freight charges or related transportation Services including hauling and hoisting, or charges therefor, unless expressly stated in writing by Seller to the contrary. At Customer's request, Seller, in accordance with its normal practices, will arrange for transportation for such items to the site designated by Customer. In such cases, Seller will prepay transportation, if appropriate, and invoice transportation charges without mark-up.

     If Customer elects to route Products and/or Licensed Materials or to arrange for transportation, Seller will provide related services subject to a separate fee.

     Premium transportation will only be used with Customer's concurrence.

1.18  PACKING, MARKING, AND SHIPPING

     Seller shall, at no additional charge, pack and mark shipping containers in accordance with its standard practices for domestic shipments. Where in order to meet Customer's requests, Seller packs and/or is required to mark shipping cartons in accordance with Customer's specifications, Seller shall invoice Customer additional charges for such packing and/or marking.

     Seller shall:

          a) Enclose a packing memorandum with each shipment and, if the shipment contains more than one package, identify the package containing the memorandum; and

          b) Mark Products as practicable for identification in accordance with Seller's marking specifications (e.g., model/serial number and month and year of manufacture).

     Partial shipments under an order may be made by Seller and separately invoiced.

1.19  TITLE AND RISK OF LOSS

     Title (except as provided in the clause USE OF INFORMATION and in Article
III) and risk of loss to a Product, Licensed Material, or other item furnished to Customer under this Agreement shall pass to Customer upon the delivery to the Customer's specified location. Delivery of an item to its final destination by Seller shall be deemed complete at such time as all transportation, interim warehousing, hauling and hoisting required to be performed by Seller or its agents under the order for the item have been completed Notwithstanding the above, if sooner, title and risk of loss to the item shall pass to Customer at the point at which, at Customer's request, Seller or Seller's supplier or agent turns over possession of the item to Customer, Customer's employee, Customer's designated carrier, warehouser or hoister, or other Customer's agent.

     If Customer requests deferral of a base station order after submission of the final purchase order required in Section 1.6, Seller shall have the right to deliver the Product to its warehouse. Seller shall pay for the cost of transportation to the warehouse and any warehouse costs. Customer shall pay the costs of transportation from the warehouse to its specified location. If Customer is unable to have the Products delivered to its location within thirty
(30) days after delivery to the warehouse, title and risk of loss shall pass to Customer on the thirty-first day and Seller shall issue an invoice pursuant to the terms of Section 1.12.

     If Customer requests deferral of a switch order less than three (3) weeks prior to the scheduled shipment date set forth in the final purchase order required in Section 1.6, Seller shall have the right to deliver the Product to its warehouse. Seller shall pay for the cost of transportation to the warehouse and any warehouse costs. Customer shall pay the costs of transportation from the warehouse to its specified location. If Customer is unable to have the Products delivered to its location within thirty (30) days after delivery to the warehouse, title and risk of loss shall pass to Customer on the thirty-first day and Seller shall issue an invoice pursuant to the terms of Section 1.12.

     Customer shall notify Seller and Seller shall notify Customer promptly of any claim with respect to loss which occurs while the other party has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim.

     Nothing herein shall, during the period Seller has the risk of loss to an item, relieve Customer of responsibility for loss to the item resulting from the acts or omissions of Customer, Customer's employees or Customer's agents. Nothing herein shall, during the period Customer has the risk of loss to an item, relieve Seller of responsibility for loss to the item resulting from the acts or omissions of Seller, Seller's employees or Seller's agents.

1.20  COMPLIANCE WITH LAWS

     Performance under this Agreement shall be subject to all applicable laws, orders, and regulations of federal, state, and local governmental entities. Both parties shall obtain all necessary governmental approvals to perform their respective obligations hereunder.

1.21  TAXES

     Customer shall be liable for and shall reimburse Seller for all taxes and related charges, however designated, (excluding taxes on Seller's net income or gross receipts) imposed upon or arising from the provision of Services, or the transfer, sale, license, or use of Products, Licensed Materials, or other items provided by Seller. Taxes reimbursable under this paragraph shall be separately listed on the invoice.

     Seller shall not collect the otherwise applicable tax if the front of the order indicates that the purchase is exempt from Seller's collection of such tax and a valid tax exemption certificate is furnished by Customer to Seller.

1.22  TRAINING

     Seller will make available Seller's standard training for Customer's personnel in the planning for, operation and maintenance of Products and Software furnished hereunder in accordance with Seller's published prices at Seller's training locations. Additionally, Seller shall provide to Customer a credit of two hundred thousand dollars ($200,000). Vendor warrants that this credit is sufficient to provide training for Customer to support its operations in the initial Markets listed in Section 1.4.

1.23  TERMINATION FOR CONVENIENCE

     Customer may, upon written notice to Seller, terminate any order or portion thereof, except with respect to any order for Products or Licensed Materials that have already been shipped and Services that have already been performed.

     For those Products and Licensed Materials not shipped but considered stock items, Customer agrees that it will pay Seller an order restocking fee equal to five percent (5%) of the price or license fee for such items.

     For those Products and Licensed Materials not shipped and considered customized or non-stock items, Customer agrees to pay a fee based upon Seller's reasonably incurred expenses (after adjustment for recoveries and/or salvage value, if any), including associated general and administrative expenses plus a reasonable profit.

     Customer may issue "holds" on orders or suspend performance under this Agreement, in whole or in part, with Seller's prior written consent and upon terms that will compensate Seller for any loss, damages, or expenses.

1.24 CANCELLATION FOR BREACH

     In the event Seller or Customer is in material breach or default of this Agreement or any order placed hereunder and such breach or default continues for a period of sixty (60) days after the receipt of written notice (and such additional time as may be agreed upon by the parties), then Seller or Customer shall have the right to cancel that part of any order affected by the breach or default without any charge, obligation or liability, except for those items already fully discharged. Both parties shall cooperate in every reasonable way to facilitate the remedy of a breach or default hereunder within such sixty (60) day period and such sixty (60) day period shall be extended for an additional period of up to sixty (60) days if the breach or default could not reasonably have been cured in the first sixty (60) days and the breaching party is diligently pursuing such breach or default.

1.25 PATENTS, TRADEMARKS AND COPYRIGHTS

     In the event of any claim, action, proceeding or suit by a third party against Customer or its Affiliates alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret, intellectual property right or proprietary rights by reason of the use, in accordance with Seller's or other applicable specifications, of any Product or Licensed Material or Indicia furnished by Seller to Customer or its Operating Affiliates under this Agreement, Seller, at its expense, will indemnify, hold harmless and defend Customer, subject to the conditions and exceptions stated below. Seller will reimburse Customer for any cost, expense or attorney's fee, incurred at Seller's written request or authorization, and will indemnify Customer against any liability assessed against Customer by final judgment on account of such infringement or violation arising out of such use.

     If Customer's use shall be enjoined or in Seller's opinion is likely to be enjoined, Seller will, at its expense and at its option without causing a Material Service Impact to Customer or its Operating Affiliates, either (1) replace the enjoined Product or Licensed Material furnished pursuant to this Agreement with a suitable substitute (which is equivalent in Form, Fit and Function) free of any infringement, (2) modify it so that it will be free of the infringement, so long as such modification does not affect Form, Fit or Function; or (3) procure for Customer a license or other right to use it. If none of the foregoing options is practical, Seller will remove the enjoined Product or Licensed Material and refund to Customer any amounts paid to Seller less a reasonable charge for any actual period of use by Customer, provided, however, if such removal will cause a Material Service Impact, Customer's consent shall be required prior to any such removal.

     Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Customer shall, upon Seller's reasonable request and at Seller's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

     No undertaking of Seller under this clause shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Material of Seller's design or selection; or (2) arises from adherence to instructions to apply Customer's trademark, trade name, or other company identification; or (3) resides in a Product or Licensed Material which is not of Seller's origin and which is furnished by Customer to Seller for use under this Agreement; or (4) relates to uses of Products or Licensed Materials provided by Seller in combinations with other Products or Licensed Materials, furnished by others, which combination was not installed, recommended or otherwise approved by Seller. In the foregoing cases numbered (1) through (4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above with respect to the Seller's rights and obligations under this clause.

     The liability of Seller and Customer with respect to any and all claims, actions, proceedings, or suits by third parties alleging infringement of patents, trademarks, or copyrights or violation of trade secrets, intellectual property rights or proprietary rights because of, or in connection with, any items furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this clause.

1.26 USE OF INFORMATION

     All Information in whatever form recorded which is furnished hereunder or has been furnished in contemplation hereof, shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such Information only as follows. Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order, (2) to evaluate Products, Licensed Materials or Services, or (3) to install, operate, and maintain the particular Products or Licensed Materials for which it was originally furnished. Unless the furnishing party consents in writing, such Information, except for that part, if any, which is known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party.

     The term "Information" as used in this clause does not include Software (whether or not embodied in Firmware) or Related Documentation. The use of Software and Related Documentation is governed by Article III of this Agreement.

     Nothing in this Section shall preclude or prohibit a receiving party from disclosing any Information, if such disclosure is required by law, rule or regulation or ordered by a court or governmental agency of competent jurisdiction, provided that such party notifies the furnishing party prior to such disclosure and provides the furnishing party such assistance as is reasonable in the circumstances to protect the Information from public disclosure.

     For purposes of this provision, "Information" shall mean all information about business, technical and financial matters

(including costs, profits and plans for future development, methods of operation and marketing concepts) and any other proprietary information relating to Seller, Customer or its Affiliates and their respective operations, businesses and technical and financial affairs; provided, however, the Information shall not include information that (a) becomes generally available to the public other than as a result of disclosure by the recipient, its Affiliates or their representatives, (b) was available to recipient or its Affiliates on a nonconfidential basis prior to disclosure hereunder, (c) is independently developed by recipient or its Affiliates without use of the Information, or (d) becomes rightfully available to recipient from a third party that is under no obligation to maintain such information as confidential. To facilitate a recipient's proper handling of Information, the disclosing party shall use all reasonable efforts to mark as proprietary (or with another reference to indicate confidentiality) all documentary information and to so identify prior to disclosure all orally delivered information which the disclosing party desires to be protected under this provision.

1.27 NOTICES

     All notices under this Agreement shall be in writing (except where otherwise stated) and shall be addressed to the addresses set forth below or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given (a) when received if delivered by hand or facsimile, (b) three business days after mailing if sent by certified mail, return receipt requested, and (c) one day after delivery to a nationally recognized overnight delivery service if sent by overnight mail.

               Seller:  Lucent Technologies Inc.
                        Suite 980, 485 LBJ Freeway
                        Dallas, TX 75244
                        Attn. Doris Jean Head
                        Phone: (972) 858-4910
                        Fax: (972) 858-4945

                    Copy To:  Marc N. Epstein
                              Corporate Counsel
                              283 King George Road
                              Warren, NJ 07059
                    Phone:  (908) 559-3377
                              Fax: (908) 559-2174

                    Customer: TeleCorp PCS, Inc.
                              Attn: Thomas Sullivan
                              Executive Vice President
                              1101 17th Street, N.W.
                              Suite 900
                              Washington, DC 20036
                              Phone: (202) 721-0230
                              Fax: (202) 833-4882

                    Copy to:  Rubin, Baum, Levin, Constant & Friedman
                              Attn: Barry A. Adelman, Esq.
                              30 Rockefeller Plaza
                              New York, NY 10112
                              Phone: (212) 698-7700
                              Fax: (212) 698-7825

1.28 RIGHT OF ACCESS

     Each party shall provide the other access to its facilities reasonably required in connection with the performance of the respective obligations under this Agreement. No charge shall be made for such access. Reasonable prior notification will be given when access is required. Neither party shall require releases of any personal rights in connection with visits to its premises.

1.29 INDEPENDENT CONTRACTOR

     All work performed by one party under this Agreement shall be performed as an independent contractor and not as an agent of the other and no persons furnished by the performing party shall be considered the employees or agents of the other. The performing party shall be responsible for its employees' compliance with all laws, rules, and regulations while performing work under this Agreement.

1.30 CUSTOMER'S REMEDIES

          a) Customer's exclusive remedies and the entire liability of Seller and its affiliates and their employees and agents for any claim, loss, damage, or expense of Customer or any other entity arising out of this Agreement, or the use or performance of any Product, Licensed Material, or Service, whether in an action for or arising out of breach of contract, tort, including negligence indemnity, or strict liability shall be as follows:

               (1) For infringement-the remedy set forth in the "PATENTS, TRADEMARKS, AND COPYRIGHTS" clause;

               (2) For the performance of Products, Software and Services, or claims that they do not conform to a warranty-the remedy set forth in the applicable "WARRANTY" clause;

               (3)  For "Class A and B Changes" - the obligations set forth in
                    Section 2.10.

               (4) For tangible property damage and personal injury caused by negligence or willful misconduct of Seller, its employees, subcontractors or agents-the amount of direct damage;

               (5) For delays in System Acceptance-the remedy set forth in the "Completion Delay" clause;

               (6) For everything other than as set forth above--the amount of direct damages not to exceed $2,000,000 per occurrence plus awarded counsel fees and costs.

          b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER CUSTOMER NOR SELLER NOR THEIR AFFILIATES AND THEIR EMPLOYEES AND AGENTS SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGE OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS CLAUSE 1.30(b) SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY, PROVIDED THAT THIS CLAUSE SHALL NOT BE DEEMED TO LIMIT CUSTOMER'S RIGHTS UNDER SECTION 1.25, "PATENTS, TRADEMARKS AND COPYRIGHTS".

          c) Customer shall give Seller prompt notice of any claim and Seller shall give Customer prompt notice of any claim. Any action or proceeding against Seller or Customer must be brought within twenty-four (24) months after the cause of action accrues.

1.31 FORCE MAJEURE

     Except with respect to Customer's obligation to make timely payments under this Agreement, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by a Force Majeure. Nothing contained herein or elsewhere shall impose any obligation on either party to settle any labor difficulty. If the Force Majeure event prevents performance for a period of thirty (30) days, then the party adversely effected by the nonperformance may terminate this Agreement without recourse or obligation, except for any benefit already received hereunder.

1.32 ASSIGNMENT

     Except as provided in this clause, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "assignment") without the other party's prior written consent. Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a mutually acceptable subcontractor, whose acceptance shall not be unreasonably withheld by any party, in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement.

     Notwithstanding the foregoing, Seller has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Customer's consent, to any present or future Subsidiary or Affiliate of Seller or to any combination of the foregoing. Such assignment or delegation shall not release Seller from any further obligation or liability thereon. Seller shall give Customer prompt written notice of the assignment. Customer has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Seller's consent, to its parent or to any present or future Subsidiary or Affiliate of Customer or its parent providing tariffed services, provided that Seller may require changes to the methods of payment and/or refuse to extend credit in the same amount or manner as to Customer's assignor. Customer shall give Seller advance written notice of the assignment promptly upon anticipation of such assignment.

     In addition, Customer shall have the right to assign this Agreement, in whole or in part, other than the provisions relating to financing and deferred payment, to an entity to whom it sells a System to be operated by such assignee entity in place, provided that such assignee entity is not a competitor of Seller and has the financial resources to meet Customer's obligations under this Agreement.

     For purposes of this clause, the term "Agreement" includes this Agreement, any subordinate contract placed under this Agreement and any order placed under such Agreement or subordinate contract.

1.33 PUBLICITY

     Each party shall submit to the other proposed copy of all Advertising wherein the name, trademark, code, specification or service mark of the other party or its affiliates is mentioned; and neither party shall publish or use such Advertising without the other's prior written approval. Such approval shall be granted as promptly as possible (usually within ten (10) days), and may be withheld only for good cause.

1.34 APPLICABLE LAW

     The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York, except for its rules on conflicts of law.

1.35 SURVIVAL OF OBLIGATIONS

     The parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination. cancellation, or expiration, including, for example, the provisions of Sections 1.10.1.1.2, 1.26, 1.30, 2.10, 2.11 and 3.8 and the
rights of Customer to the price protections set forth in Attachment A which extend beyond the five (5) year term of this Agreement.

1.36 SEVERABILITY

     If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement provision.

1.37 NON-WAIVER

     No waiver of the terms and conditions of this Agreement, or the failure of either party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

1.38 CUSTOMER RESPONSIBILITY

     Customer shall, at no charge to Seller, provide Seller with such electrical and environmental conditions, technical information, data, technical support, or assistance in Customer's possession as may reasonably be required by Seller to fulfill its obligations under this Agreement, any subordinate agreement, or order. If Customer fails to provide the required conditions, information, data, support, or assistance, Seller shall be discharged from any such obligation.

1.39 PUBLICATION OF AGREEMENT

     The parties shall keep the provisions of this Agreement and any order submitted hereunder confidential except as reasonably necessary for performance hereunder and except to the extent disclosure may be required by applicable laws, regulations or the Financing Arrangements set forth on Attachment B or to other prospective lenders or investors of Customer, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The disclosing party shall take all reasonable steps to secure a protective order or otherwise assure that the Agreement or order will be withheld from the public record.

1.40 ARBITRATION

     If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to escalate such dispute to their respective senior executives for good faith negotiations seeking a mutually agreeable resolution. This demand for escalation shall be in writing and notice shall be served in accordance with the notice provision of this Agreement. If the dispute is not resolved through such escalation within fifteen (15) days after the date of escalation, either party shall have the right to submit the dispute to a sole mediator selected by the parties which shall be a nonbinding mediation. If not thus resolved, it shall be referred to a sole arbitrator, experienced in wireless infrastructure and transactions, selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, by the American Arbitration Association, and judgment on the award may be entered in any court having jurisdiction. The decision of the arbitrator shall be final and binding on both parties. The arbitrator may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. All post award proceedings shall be governed by the United States Arbitration Act. Each party shall bear the cost of preparing and presenting its case. The cost of the arbitration, including the fees and expenses of the arbitrator, will be shared equally by the parties unless the award otherwise provides. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence, except as such disclosure may be necessary for the purpose of recording or otherwise acting upon the arbitrator's award.

                                2.  ARTICLE II
               PROVISIONS APPLICABLE TO THE PURCHASE OF PRODUCTS

2.1  GENERAL

     The provisions of this Article II shall be applicable to the purchase of Products from Seller. If Software is also to be licensed for use on a purchased Product, or if a Product is also to be engineered or installed by Seller, the provisions of Articles III and IV shall also be applicable.

2.2  PRODUCT FEATURES COMMITMENT

     2.2.1    Duplexing Upgrades

          a) On or before June 30, 1998, Seller shall make available to Customer duplexing upgrades to base stations. The duplexers shall meet the specifications set forth in Attachment G. Thereafter, Seller shall be responsible, at its expense, for delivery and installation of duplexers at all sites constructed prior to their general availability.

          b) If Seller fails to make available a specification compliant duplexer on or before July 30, 1998, Customer shall have the option of deploying a Simplex Network in all those Markets awarded to

               Seller and which Customer has elected to construct. Seller shall be responsible for the reasonable and actual costs incurred by customer in retrofitting sites and changing equipment, together with all incremental recurring costs directly caused by the deployment of the Simplex Networks. In analyzing whether or not to exercise this option, Customer shall take into account all relevant factors including, but not limited to, changes in Market launch dates, the number of cell sites deployed as of July 30, 1998, and Seller's development schedule.

     2.2.2     Filter Solution

          a) For an interim solution in the New Orleans, Little Rock and Memphis Markets, (or any other Market with the same technical constraints;), and at no additional costs to Customer, Seller shall provide 60MHz wide transmit and receive filters, provide up to fifteen (15) Type III stations per Market at the price of Type I base stations and, in New Orleans only, deliver and install an additional EDRU for each EDRU installed (up to a maximum of 660 EDRUs). For every cell site in New Orleans the interim solution shall be deployed on or before August 30, 1998.

          b) By September 30, 1999, Seller will deliver and install in the New Orleans Market only a complete 60MHz filter product which meets the specifications set forth on Attachment G. If Seller fails to provide a specification compliant 60MHz filter on or before the end of September 30, 1999, Seller shall be responsible for the cost of any additional equipment required to meet Customer's functionality and license buildout requirements.

     2.2.3     Rural Service

     Seller agrees to provide reasonable research and development efforts to explore a solution for the economic provision of PCS Services in Customer's more rural service areas. These efforts shall include "first office application" status, "preferred test bed" status as well as preferred involvement in any other testing or study of the use of PCS spectrum or development of applications utilizing PCS spectrum provided that Customer's network topology is consistent with Seller's requirements for the "first office application", "preferred test bed" or other tests or studies.

     2.2.4     TDMA PCS Microcell

     Seller will provide a TDMA PCS Microcell on or before July 30, 1999 for inbuilding applications. It is anticipated that there will be fewer than ten
(10) applications per market in 1999. If Seller fails to meet this commitment, it will provide TDMA PCS Minicell equipment on an equivalent per radio price basis.

     2.2.5     Other Customer Needs

     Seller agrees to support Customer's other customer needs including WCS and LMDS as well as Customer CLEC requirements. This support shall include "first office applications", "preferred test bed" status, as well as preferred involvement in any other testing or study of the use of WCS and LMDS spectrum or development of applications utilizing WCS and LMDS spectrum provided that Customer's network topology is consistent with Seller's requirements for the "first office application", "preferred test bed" or other tests or studies.

2.3  PRODUCT AVAILABILITY

     Seller shall notify Customer, usually at least six (6) months, before Seller discontinues accepting orders for a Seller's Manufactured Product sold under this Agreement. Where Seller offers a functionally equivalent Product for sale, the notification period may vary.

2.4  DOCUMENTATION

     Seller shall furnish to Customer, at no additional charge, two copies of documentation (one CD Rom and one printed) for the Products provided hereunder sufficient to operate and maintain such Products. Such documentation will be that customarily provided by Seller to its Customers at no additional charge. Such documentation shall be provided prior to, with, or shortly after the shipment of the Products from Seller to Customer. Additional copies of the documentation are available at prices set forth in the Customer Price List.

2.5  PRODUCT COMPLIANCES

     Seller represents that a Product furnished hereunder shall comply, to the extent required, with the requirements of Part 24 of the Federal Communication Commission's Rules and Regulations pertaining to personal communications services in effect upon delivery of such Product. In addition, Seller represents that a Product furnished hereunder shall comply, to the extent required, with the requirements of Subpart J of Part 15 of the Federal Communication Commission's Rules and Regulations in effect upon delivery of such Product, including those sections concerning the labeling of such Product and the suppression of radio frequency and electromagnetic radiation to specified levels. Seller makes no undertaking with respect to harmful interference caused by (i) installation, repair, modification or change of Products or Software by other than Seller, its employees, subcontractors or agents; (ii) Products being subjected to misuse, neglect, accident or abuse by other than Seller, its employees, subcontractors or agents; or (iii) Products or Software being used in a manner not In accordance with operating instructions or in a suitable installation environment or operations of other equipment in the frequency range reserved for Customer within the licensed Area.

     Seller assumes no responsibility under this clause for items not specified or supplied by Seller. Type acceptance or certification of such items shall be the sole responsibility of Customer.

2.6  PRODUCT CHANGES

     Prior to the shipment of a Product, Seller may at any time make changes in a Product furnished pursuant to this Agreement, or modify the drawings and published specifications relating thereto, or substitute Products of later design to fill an order, provided the changes, modifications, or substitutions under normal and proper use do not impact upon the Form, Fit, or Function of an ordered Product as identified in Seller's specifications.

     Seller shall notify Customer, usually at least one (1) year, before Seller discontinues accepting orders for an item of Seller's Manufactured Product sold u this Agreement. Where Seller offers a product for sale that is equivalent in Form, Fit, and Function, the notification period may vary.

     Seller further agrees that, in issuing Licensed Material Updates and Licensed Material Generic Releases of Network Wireless System Licensed Materials, Seller shall assure that any changes and modifications to existing features and functionalities effected thereby shall not result in a Material Service Impact.

     Seller agrees to maintain a standard, supported, generic version of the Licensed Materials necessary for or integral to operation of Products furnished by Seller pursuant to this Agreement for a period of not less than seven (7) years from the effective date of this Agreement. If Seller ceases to maintain a standard, supported, generic version of any such Licensed Materials furnished by Seller pursuant to this Agreement, and such maintenance is not available from another entity, then Seller shall furnish Customer, under a suitable confidentiality agreement, to the extent that it is authorized to do so, the then existing Licensed Materials Source Code, Licensed Materials development programs, and associated documentation for such standard version to the extent necessary for Customer to maintain and enhance for its own Use the standard version of that Licensed Material for which it has the right to Use.

     Seller agrees that it shall use all reasonable efforts to qualify as Seller's Manufactured Product any Vendor Items orderable under this Agreement, the unavailability of which would result in a Material Service Impact. If such efforts are successful, such item shall thereafter be treated as Seller Manufactured Product for purposes of Section 2.7 "CONTINUING PRODUCT/SUPPORT-PARTS AND SERVICES." If such item cannot be so qualified, Seller agrees that it will use all reasonable efforts to establish or locate a secondary source for such item, to identify an item of equivalent Form, Fit, and Function, or to take other steps, so as to minimize the circumstances in which Seller shall not be able to provide the notice of discontinuance and the continuing supply of Repair Parts and repair Services as contemplated by Section 2.7 "CONTINUING PRODUCT/SUPPORT-PARTS AND SERVICES."

2.7  CONTINUING PRODUCT SUPPORT- PARTS AND SERVICES

     In addition to repairs provided for under Product Warranty, Seller offers repair Services and Repair Parts in accordance with Seller's repair and Repair Parts practices and term and conditions then in effect, for Seller's Products furnished pursuant to this Agreement. Such repair Services and Repair Parts shall be available while Seller is manufacturing or stocking such Products or Repair Parts, but in no event less than five (5) years after such Product's discontinued availability effective date. Seller may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement.

     If during the agreed to support period Seller is unable to provide Repair Part(s) and/or repair Service(s) and a functionally equivalent replacement has not been designated, Seller shall advise Customer, by written notice prior to such discontinuance to allow Customer to plan appropriately, and if Seller is unable to identify another source of supply for such Repair Part(s) and/or repair Service(s), Seller shall provide Customer, upon request, with non-exclusive licenses for Product Manufacturing Information to the extent Seller can grant such licenses, so that Customer will have sufficient information to have manufactured, or obtain such Service or parts from other sources. License terms will be in accordance with Seller's licensing procedures then in effect.

2.8  SPECIFICATIONS

     Upon request, Seller shall provide to Customer, at no charge, two (2) copies of Seller's available commercial specifications applicable to Products orderable hereunder. Additional copies are available at the applicable price therefor.

2.9  CUSTOMER TECHNICAL SUPPORT

     Seller provides Customer Technical Support for the PCS through the Customer Technical Support Organization (CTSO). The CTSO provides diagnostic center support, performance measurement and system engineering services at its then standard prices, term and conditions for such services. Special, unusual or customized services may be billable, depending upon the nature of the request.

     Seller shall provide Customer access to emergency technical diagnostic assistance Service, twenty-four (24) hours a day, 365/366 days per year. Such Service is currently provided at no charge to Seller's customers. Seller agrees that during the term of this Agreement it shall not commence to charge Customer for such Service unless and until it commences generally to charge its other customers in comparable circumstances for such Services. In all cases, however, such Service shall be free of charge to Customer if it relates to service affecting warranty defects.

2.9A CLASS A AND B CHANGES

     Class A and B Changes - After a Product has been shipped to Customer, if Seller issues a Class A or Class B Change, or where modification to correct an error in field documentation is to be introduced, Seller shall promptly notify Customer of such change.

     Customer may notify Seller of any problems which it considers to require Class A Change. Seller shall then make a determination as to whether such problem requires a Class A Change. However, if Customer disagrees with Seller's determination, then, Customer may submit such disagreement to arbitration in accordance with Section 1.40.

     With respect to a Product which is subject to a Class A Change, Seller will implement such change, at its expense, if such change is announced (or Customer notifies Seller that such change is required) within seven (7) years from the date of shipment of the applicable Product, by, at Seller's option, either (1) modifying the Product at Customer's site; (2) modifying the Product which Customer has returned to Seller in accordance with Seller's instructions; or (3) replacing the Product requiring the change with replacement Product for which such change has already been implemented.

     If Seller did not engineer the original Product and, accordingly, office records are not available to Seller, and/or Seller did not install the original Product, Seller will, at its expense, provide the generic Class A Change information and associated parts for Customer's use in applying such change, if it is announced within seven (7) years from the date of shipment of that Product. Notwithstanding the above, in the event that the first attempt to implement such change cannot reasonably be expected to be successful without the on-site assistance of Seller, Seller also shall, at no expense to Customer, furnish reasonable amounts of on-site assistance to effect the first such change.

     If Seller determines that the applicable Product or part thereof is readily returnable, Customer, at its expense, shall remove such Product or part and return it to Seller's designated location and Seller, at its expense, shall implement such change (or replace it with Product or part for which such change has already been implemented) and return such changed (or replacement) Product or part to Customer's designated location within the Territory. Reinstallation shall be performed by Customer, at its expense.

     In unusual situations where Customer's spares or plug-in stocks are not available to implement a rotational program for a Class A Change, Seller will provide a seed stock.

     In administering the Class A Change procedure provided for herein, Seller shall use all reasonable efforts to assure that implementation of a Class A Change will not result in the System being out of service or otherwise result in a Material Service Impact. If, in spite of such efforts, such an impact would occur during implementation of the change, Seller shall work with Customer and Seller shall use its best efforts to establish procedures to ensure that such impact will be minimized and limited to off peak hours.

     If Customer does not make or permit Seller to make a Class A Change as stated above within one (1) year from the date of change notification or two (2) years in the case of Customer Change Notices (CCNs), subsequent changes, repairs or replacements affected by the failure to make such change may, at Seller's option, be billed to Customer whether or not such subsequent change, repair or replacement is covered under warranty.

     If requested, Class A Changes announced more than seven (7) years from date of shipment will be implemented at Customer's expense.

     If Seller issues a Class B Change after a Product has been shipped to Customer, Seller shall promptly notify Customer of such Class B Change. If such Class B Change is being generally offered to Seller's customers then Seller shall perform such Class B Change for Customer at no cost to Customer. With respect to Class B Changes not being generally offered to Seller's customers, Customer may request Seller's performance of such Class B Change; provided, however, that Seller may charge Customer its then-standard rates for such Class B Change.

     All change notifications for Class A Changes and Class B Changes shall contain the following information: (1) a description of the change; (2) reason(s) for the change; (3) the price impact such change will have, if known,
(4) the effective date of the change; (5) the procedure for implementing the change, and (6) the implementation schedule for the change.

     In administering the Class A Change procedure provided for in this Section 2.10, and where the items necessary to effect a change are in limited availability, Seller agrees to allocate reasonably such items among its customers in a way that does not discriminate against Customer on account of any lesser volume of business they may give to Seller than other customers may give to Seller.

     Epidemic Failures - In the event that Customer experiences failures of a Product, which Customer's Chief Technical Officer (the "Customer CTO") believes in good faith to be excessive, the Customer CTO may bring such failures to the attention of Seller by giving written notice to Seller and Seller shall give highest priority to the remedy of the cause of such failures. If such failures are as a result of defects or nonconformitites which would be covered by the applicable warranty provisions of this Agreement, they shall be dealt with under this Section 2.10 as a matter requiring a Class A Change.

     If such failures have occurred in a circuit board, radio base station subassembly or other Product that is intended for deinstallation and reinstallation by Customer in the ordinary course of business, and such failures have materially depleted Customer's spares complement of such board, subassembly or Product, Seller shall, without charge to Customer, supply to Customer such additional units of the affected board, subassembly, or Product as are necessary to maintain an adequate emergency replacement stock, until implementation of a permanent remedy. Upon implementation of the permanent remedy, such additional boards, subassemblies or Products shall, at Customer's expense, be returned to Seller in the same condition as originally supplied by Seller, reasonable wear and tear accepted.

     Where excessive failure occurs in a Product the unavailability of which would result in a Material Service Impact, Seller agrees to use, at no additional cost to Customer, expedited freight handling when forwarding fixes, replacements or additional Products.

     Disputes - The parties acknowledge that because the classification of charges will determine whether charges to Products must be performed at Seller's expense, the parties may dispute the classification given to an identified problem, including alleged problems of excessive failures identified by the Customer CTO. If the Customer CTO in good faith contends that such failures are resulting or shall result in a Material Service Impact or, if not remedied, are likely to result in such an impact, Seller shall, upon written request of the Customer CTO, undertake to remedy the identified problem hereunder. If it is ultimately determined that the problem should not be classified as a problem requiring Class A Change treatment,

Seller shall be entitled to invoice Customer at Seller's then-standard charges for the work to remedy such problem.

2.10 PRODUCT WARRANTY

          a)    Seller warrants to Customer only, that:

          (i) Seller shall convey free and clear title to the Products to Customer and, as of the date title to Products passes to Customer, Seller will have the right to sell, transfer, and assign such Products and the title conveyed by Seller shall be good;

          (ii) Seller's Manufactured Products will be free from defects in material and workmanship, will conform to and perform in accordance with Seller's applicable Specification (Attachment D), will operate in accordance with Attachment D when installed on or adjacent to electrical high voltage transmission towers, and will, when used as designed, create no material adverse health effects;

          (iii) With respect to Vendor Items, Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor of such Vendor Items. Such assignment will be effective on the date of shipment of such Vendor Items. With respect to Vendor Items recommended by Seller in its Specifications for which the vendor's warranty cannot be assigned to Customer, or if assigned, less than sixty (60) days remain of the vendor's warranty at the time of assignment, Seller warrants for sixty (60) days from the date of shipment or, if installed by Seller, on Acceptance by Customer or thirty (30) days from the date Seller submits its notice of completion of its installation whichever is sooner, that such Vendor's Items will be free from defects in material and workmanship.

          b) The Warranty Periods listed below are applicable to Seller's Manufactured Products furnished pursuant to this Agreement, and unless otherwise stated begin upon delivery to the destination specified in Customer's order or, if installed by Seller, on the first day of the next full calendar month following Acceptance by Customer or on the first day of the second full calendar month following the date Seller submits its notice of completion of its installation, whichever is sooner:

                                                                  Repaired or
Class of                                       New                Replacement
Product                                      Product*          Product or Part**
-------                                      --------          -----------------
PCS Switching Center and                     24 Months             6 Months
Base Station Hardware

Transmission Systems
-All Transmission Products in
the "2000 Product Family"                    60 Months             6 Months
-D4 Circuit Packs                            60 Months             6 Months
-SLC Circuit Packs                           60 Months             6 Months
-SLC Series 5 Plug-ins                       60 Months             6 Months
-T1 Repeaters                                60 Months             6 Months
-DDM-1000 Circuit Packs                      60 Months             6 Months
-Other Transmission Products                 24 Months             6 Months

Energy Systems                               12 Months             3 Months

All other Network Systems Products           12 Months             3 Months

     * Refer to the SOFTWARE WARRANTY CLAUSE for associated Software warranties.

     **   The Warranty Period for a repaired Product or part thereof repaired under or for a replacement Product or part thereof furnished in lieu of repair under this Warranty is the period listed or the unexpired term of the new Product Warranty Period, whichever is longer.

     Notwithstanding anything in this Agreement to the contrary, Customer's use of any part of any system In Revenue Service (or to provide training or hands-on experience to Customer's personnel) shall, if prior to Seller's notice of installation completion, commence the applicable warranty period; provided; however, this provision shall not apply to training provided by Seller nor to the extent that Customer's personnel merely familiarize themselves with the Initial Order without actual operation of the Products.

          c) If, under normal and proper use during the applicable Warranty Period, a defect or nonconformity is identified in a Product furnished by Seller, and Customer notifies Seller in writing of such defect or nonconformity promptly after Customer discovers such defect or nonconformity and follows Seller's instructions regarding the return of the defective or nonconforming Product, Seller shall take the following action:

               (i) Seller, at its option, shall attempt first to repair or replace such Product without charge at its facility or, if not feasible, provide a refund or credit based on the original purchase price, and installation charges if installed by Seller, provided however, if such removal will cause a Material Service Impact, Customer's consent shall be required prior to any such removal. Customer must return the Product to Seller for repair and replacement, except as noted below.

               (ii) Where Seller has elected to repair or replace a Product which has been installed by Seller and Seller ascertains that the Product is not readily returnable by Customer, Seller will repair or replace the Product at Customer's site.

          d) If Seller has elected to repair or replace a defective Product, Customer is responsible for removing and reinstalling and, in addition, for on-site repair or replacement of cable and wire Products, Customer must make the Product accessible for repair or replacement, and is responsible to restore the site.

          e) Products returned for repair or replacement will be accepted by Seller only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Product to Seller shall be borne by Customer. Seller shall pay the cost of transportation of the repaired or replacing Product to the destination designated by Customer within the Territory.

          f) Defective or nonconforming Products or parts which are replaced hereunder shall become Seller's property. Seller may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement.

          g) If Seller determines that a Product for which warranty Service is claimed is not defective or not nonconforming, Customer shall pay Seller's costs of handling, inspecting, testing, and transporting and, if applicable, traveling and related expenses.

          h) Seller make no warranty with respect to defective conditions or nonconformities resulting from the following: Customer modifications (other than in accordance with Seller's instructions), misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance by other than Seller, its employees, subcontractors, representatives or agents; use in a manner not in accordance with Seller's or vendor's specifications, or operating instructions or failure of Customer to apply previously applicable Seller modifications and corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or months and year of manufacture removed, altered or with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes, and the like.

          i) THE FOREGOING PRODUCT WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR, REPLACE, CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

     If Customer and Seller have a disagreement as to whether or not a problem is a defect or non-conformity covered by this warranty, Seller agrees to correct the problem and bill Customer for the corrective action under Section "Invoices and Terms of Payment" of the Agreement. Seller will segregate such bills. Such disputed warranty claims will be subject to resolution by the arbitration in accordance with Section 1.40 of this Agreement, and if resolved in Customer's favor, Seller agrees to credit Customer for the costs of corrective action covered by warranty.

     Seller agrees that if Customer acquired equipment, software, or licensed materials (including, without limitation, radio frequency and network equipment, but not including components internal to Products furnished under this Agreement) from a source other than Seller, and if Customer installs such an item in or interconnects such an item with any PCS System, Products or Licensed Materials obtained under this Agreement, Seller agrees that Seller's warranties hereunder shall not be voided or affected; provided, however, Seller's warranties shall not apply to damage, defects, nonconformities, or degradation in performance in Products and/or Licensed Materials purchased (or, with respect to Licensed Materials, licensed) under this Agreement to the extent they are caused by installation or interconnection of the item in violation of Seller's instructions, which such instructions shall be based upon reasonable and appropriate technical considerations, or caused by (but not simply revealed by) such installed or interconnected items. Seller shall be entitled to bill Customer Seller's Standard Charges for Seller's efforts to identify and/or correct any such damage, defect, nonconformity, or degradation in performance so caused, and to test and transport the corrected item. Nothing in this paragraph shall itself be deemed to require Seller to publish interface information or otherwise to facilitate such installation or interconnection of items not obtained from Seller.

     If as a result of a defect or non-conformity covered by this warranty a Material Service Impact is experienced, Seller shall at its sole cost and expense repair or correct the problem or replace the defective Products or Licensed Materials and ship any required replacement Products (or components thereof) or replacement Licensed Materials to Customer as promptly as possible. If such repair, replacement or installation or replacement Products or Licensed Materials require the Services of Seller service personnel at Customer's sites, Seller shall, at its sole cost and expense, dispatch such service personnel as are required to correct such problem as promptly as possible upon being notified thereof by Customer.

     The warranties provided for Licensed Materials are transferable to the extent provided in Section 3.11 "LIMITED TRANSFERABILITY" of this Agreement.
The warranties on Products (including any warranties for the installation and repair thereof) shall be transferable along with the Products with which they are associated. No charge shall be made by Seller to Customer in respect of any such transfer of warranty; but, Seller shall have the right to charge the transferee a nominal fee to compensate Seller for registering the transferee as entitled to the transferred warranty and otherwise readying Seller to react to warranty claims made by the transferee. Warranties provided in this Agreement are otherwise non-transferable. Notwithstanding the foregoing, if as a result of the transfer of Licensed Materials or Products it would be used or operated in a country other than the United States, the warranties furnished hereunder shall not be transferable; however, should the Warranty Period for such item have not expired by the time of such transfer, Seller agrees to offer to the transferee Seller's standard warranty for such item offered (or intended to be offered) by Seller in such country, if any, for the remainder of such unexpired Warranty Period. Furthermore, Seller shall have no obligation hereunder to honor any warranty claim made by any equipment manufacturer competitor of Seller, including any party whose principal business is the sales of new or used telecommunications equipment, it being the intention of the parties that only claims from a user of such equipment directly in the provision of telecommunications services to the public are authorized under any transferred warranty.

                                3. ARTICLE III
              PROVISIONS APPLICABLE TO THE LICENSING OF SOFTWARE

3.1  GENERAL

     The provisions of this Article apply to the granting of licenses pursuant to this Agreement by Seller to Customer for Licensed Materials.

3.2  LICENSE

     Upon delivery of Licensed Materials, but subject to payment of all applicable license fees including, but not limited to, any continuing up-date fees, Seller grants to Customer a perpetual, personal, nontransferable, except as set forth in Section 3.11, and nonexclusive license pursuant to this Agreement to use Licensed Materials in the Territory with either the Designated Processor or temporarily on any comparable replacement, if the Designated Processor becomes inoperative, until the Designated Processor is restored to operational status. Customer shall use Licensed Materials only for its own internal business operation.

     The license grants Customer no right to and Customer will not sublicense such Licensed Materials, or modify, decompile, or disassemble Software furnished as object code to generate corresponding Source Code,

3.3  TITLE, RESTRICTIONS AND CONFIDENTIALITY

     All Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations, and partial copies are the property of Seller.

     Except for any part of such Licensed Materials which is or becomes generally known to the public through acts not attributable to Customer, Customer shall hold such Licensed Materials in confidence, and shall not, without Seller's prior written consent, disclose, provide, or otherwise make available, in whole or in part, any Licensed Materials to anyone, except to its employees having a need- to-know. Customer shall not copy Software embodied in Firmware. Customer shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials.

     Customer shall take appropriate action by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement.

     When the Licensed Materials are no longer needed by Customer, or if Customer's license is canceled or terminated, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

3.4  CHANGES IN LICENSED MATERIALS

     Prior to shipment, Seller may at any time modify the specifications relating to its Licensed Materials. Seller may substitute modified Licensed Materials to fill an order, provided the modifications, under normal and proper Use, do not materially adversely affect the Use, Function, or performance of the ordered Licensed Materials or result in a Material Service

Impact. Unless otherwise agreed, such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.

     If Seller has not provided two (2) archival copies of the Licensed Materials, Customer may also make and maintain an archival copy of the Licensed Materials for so long as such Licensed Materials is relevant to Customer's operations and provided that the original license issued for such Licensed Materials is valid and effective. Moreover, nothing in this Agreement shall be deemed to prevent Customer from making backup copies, with Seller's pre-approval, which will not be unreasonably withheld, of the disk drive of the Designated Processor on which Licensed Materials furnished hereunder are loaded and run, but all such copies to the extent they contain a copy of such Licensed Materials shall be subject to return, erasure, or destruction as provided in this section.

3.5  MODIFICATIONS TO SOFTWARE

     Customer may request Seller to make changes to Seller's Software. Upon receipt of a document describing in detail the changes requested by Customer, Seller will respond in writing to Customer within ninety (90) days. If Seller agrees to undertake such modifications, the response shall quote a proposed delivery date and a fee for a license under such modified Software.

3.6  MODIFICATION BY CUSTOMER
     Unless otherwise agreed, Customer is not granted any right to modify Software furnished by Seller under this Agreement.

3.7  RELATED DOCUMENTATION

     Seller shall furnish to Customer, at no additional charge, two copies of the Related Documentation for Software furnished by Seller pursuant to this Agreement. Such Related Documentation will be that customarily provided by Seller to its Customers at no additional charge. Such Related Documentation shall be provided prior to, with, or shortly after provision of Software by Seller to Customer. Additional copies of the Related Documentation are available at prices set forth in the Customer Price List.

3.8  SOFTWARE WARRANTY

          a)  Seller warrants to Customer only that:

(i) Software developed by Seller and Software integral to the Products provided to Customer will, upon shipment, be free from those defects which materially affect performance in accordance with Seller's Specifications and Seller further warrants that it has the right to grant the licenses to Use Software it grants under this Agreement; and

(ii) With respect to Software not covered in paragraph (a), sub-paragraph (i), Seller to the extent permitted, does hereby assign to Customer the warranties given to Seller by its supplier of such Software.

(iii) The TDMA optional features buyout package will provide Customer with the same features and functionality offered to AT&T Wireless as of the date of System Acceptance for the Initial System.

      b) The Warranty Periods listed below are applicable to Software developed by Seller and Software integral to the Products provided to Customer, the Related Documentation associated with such Software, and the medium on which such Software is recorded, unless otherwise stated.

          Software                      Warranty Period
          --------                      ---------------

     PCS Switching Center                   1 Year
     and Base Station

     Transmission System                    1 Year

     All Other                              1 Year

     The Warranty Period for media and Related Documentation shall commence on the same date as commences the Warranty Period for their associated Software. The Warranty Period for PCS Switching Center and Base Station Software (including any prior Software Update issued to Customer in respect thereto) expires upon installation of any subsequent Software Update or Software Generic Release for such Software (or Software Update).

          c) If, under normal and proper use during the applicable Warranty Period, Software covered in paragraph (a), subparagraph (i) proves to have a defect, which materially affects its performance in accordance with the specifications referenced in the order, and Customer notifies Seller in writing of such defect promptly after Customer discovers or should have discovered such defect and follows Seller's instructions, if any, regarding return of defective Software, Seller shall at its option, attempt first to either correct or replace such Software without charge or if correction or replacement is not feasible, provide a refund or credit based on the original license fee, provided however, if such removal will cause a Material Service Impact, Customer's consent shall be required prior to any such removal.

          d) Software returned for correction or replacement will be accepted by Seller only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the corrected or replacing Software to the destination designated by Customer within the Territory.

          e) If Seller determines that Software for which warranty Service is claimed is not defective or nonconforming, Customer shall pay Seller's costs of handling, inspecting, testing and transporting and, if applicable, traveling and related expenses.

          f) Seller makes no warranty with respect to defective conditions or nonconformities resulting from the following: Customer modifications (other than in accordance with Seller's instructions), misuse, neglect, accident, or abuse; installation, or maintenance by other than Seller, its employees, subcontractors, representatives, or agents; use in a manner not in accordance with Seller's specifications, operating instructions, or license-to-use; or failure of Customer to apply previously applicable Seller modifications and corrections. Moreover, no warranty is made that Software will run uninterrupted or error free.

          g) THE FOREGOING SOFTWARE WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO CORRECT, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

     If Customer and Seller have a disagreement as to whether or not a problem is a defect or non-conformity covered by this warranty, Seller agrees to correct the problem and bill Customer for the corrective action under Section "Invoices and Term of Payment" of the Agreement- Seller will segregate such bills. Such disputed warranty claims will be subject to resolution by the arbitration in accordance with Section 1.40 of this Agreement, and if resolved in Customer's favor, Seller agrees to credit Customer for the costs of corrective action covered by warranty.

     Seller agrees that if Customer acquired equipment, software, or licensed materials (including, without limitation, radio frequency and network equipment, but not including components internal to Products furnished under this Agreement) from a source other than Seller, and if Customer installs such an item in or interconnects such an item with any PCS System, Products or Licensed Materials obtained under this Agreement, Seller agrees that Seller's warranties hereunder shall not be voided or affected; provided, however, Seller's warranties shall not apply to damage, defects, nonconformities, or degradation in performance in Products and/or Licensed Materials purchased (or, with respect to Licensed Materials, licensed)under this Agreement to the extent they are caused by installation or interconnection of the item in violation of Seller's instructions, which such instructions shall be based upon reasonable and appropriate technical considerations, or caused by (but not simply revealed by) such installed or interconnected items. Seller shall be entitled to bill Customer Seller's Standard Charges for Seller's efforts to identify and/or correct any such damage, defect, nonconformity, or degradation in performance so caused, and to test and transport the corrected item. Nothing in this paragraph shall itself be deemed to require Seller to publish interface information or otherwise to facilitate such installation or interconnection of items not obtained from Seller.

     If as a result of a defect or non-conformity covered by this warranty a Material Service Impact is experienced, seller shall at its sole cost and expense repair or correct the problem or replace the defective Products or Licensed Materials and ship any required replacement Products (or components thereof) or replacement Licensed Materials to Customer as promptly as possible. If such repair, replacement, or installation or replacement Products or Licensed Materials require the Services of Seller service personnel at Customer's sites, Seller shall, at its sole cost and expense, dispatch such service personnel as are required to correct such problem as promptly as possible upon being notified thereof by Customer.

     The warranties provided for Licensed Materials are transferable to the extent provided in Section 3.11 "LIMITED TRANSFERABILITY" of this Agreement. The warranties on Products (including any warranties for the installation and repair thereof) shall be transferable along with the Products with which they are associated. No charge shall be made by Seller to Customer in respect of any such transfer of warranty; but, Seller shall have the right to charge the transferee a nominal fee to compensate Seller for registering the transferee as entitled to the transferred warranty and otherwise readying Seller to react to warranty claims made by the transferee. Warranties provided in this Agreement are otherwise non-transferable. Notwithstanding the foregoing, if as a result of the transfer of Licensed Materials or Products it would be used or operated in a country other than the United States, the warranties furnished hereunder shall not be transferable; however, should the Warranty Period for such item have not expired by the time of such transfer, Seller agrees to offer to the transferee Seller's standard warranty for such item offered (or intended to be offered) by Seller in such country, if any, for the remainder of such unexpired Warranty Period Furthermore, Seller shall have no obligation hereunder to honor any warranty claim made by any equipment manufacturer competitor of Seller, including any party whose principal business is the sales of new or used telecommunications equipment, it being the intention of the parties that only claims from a user of such equipment directly in the provision of telecommunications services to the public are authorized under any transferred warranty.

3.9  CANCELLATION OF LICENSE

      If Customer fails to comply with any of material terms and conditions of the second Paragraph of Section 3.2 and Section 3.3 and such failure continues beyond thirty (30) days after receipt of written notice thereof by Customer, Seller, upon written notice to Customer, may cancel any affected license for Licensed Materials.

3.10  TAXES APPLICABLE TO SOFTWARE

      Notwithstanding clause TAXES in Article I of this Agreement, Seller shall not bill, collect, or remit any state or local sales or use tax with respect to the license of Software under this Agreement, or with respect to the performance of Services related to such software, which Customer represents to Seller is not properly due under Customer's interpretation of the law of the taxing jurisdiction, if (1) Customer submits to Seller a written explanation of the authorities upon which Customer bases its position that the license or performance of Services is not subject to sales or use tax, and (2) Seller agrees that there is authority for Customer's position, provided, however, that Customer shall hold Seller harmless for all costs and expenses (including, but not limited to, taxes and related charges payable under clause TAXES, and attorneys fees) arising from the assertion by a taxing authority that the license of, or the performance of Services with respect to, the Software was subject to state or local sales or use tax.

3.11  LIMITED TRANSFERABILITY

      a. Where Customer elects to transfer Products furnished under this Agreement to a third party and where such Products will remain in place and operational for the purpose of continuing to provide wireless telecommunications services in the area for which such Products were installed, or where Customer elects to transfer Products to another of its Markets or to an Operating Affiliate for reuse within the United States (including Puerto Rico), Customer may transfer its right to use the Licensed Materials furnished under this Agreement for Use with such Products without Seller's consent and without the payment of any additional Licensed Materials right-to-use fee(s) by the transferee, except where feature or size sensitive units are a factor, but only under the following conditions:

               (1) The right to use such Licensed Materials may be transferred only together with the

                    Products with which Customer has a right to use such Licensed Materials, and such right to use the Licensed Materials shall continue to be limited to Use with such
                    Products:

               (2) Before any such Licensed Materials shall be transferred, Customer shall notify Seller of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Seller) to keep the Licensed Materials in confidence and to corresponding conditions respecting use of Licensed Materials as those imposed on Customer in this Agreement; and

               (3) The transferee shall have the same right to Licensed Materials warranty and Licensed Materials maintenance for such Licensed Materials as the transferor, provided the transferee continues to pay the fees, including recurring Licensed Materials Update fees, if any, associated with such Licensed Materials or maintenance.

     b. Except as may otherwise in this Agreement be provided expressly, Customer shall have no right to transfer Licensed Materials furnished by Seller under this Agreement without consent of Seller. If Customer elects to transfer Products purchased under this Agreement for which it does not under this Agreement have the right to transfer the related Licensed Materials, Seller agrees that upon written request of the transferee of such Products, or of Customer, Seller shall not without reasonable cause fail to grant to the transferee a license to use such Licensed Materials with the Products upon Seller's then standard license terms and conditions, including any and all recurring or continuing fees associated with such Licensed Materials, but excluding any nonrecurring initial license fees previously paid for such Licensed Materials by Customer.

3.12 AVAILABILITY AND SUPPORT OF LICENSED MATERIAL FEATURES/ LICENSED MATERIAL UPDATES

      Seller agrees to make available to Customer, at Seller's Standard Charges therefor, those additional Licensed Materials features applicable to the Initial Systems and other Seller's Manufactured Product which are developed by Seller and which Seller has a right to and has elected to license to others providing wireless telecommunications services.

      Seller shall, when available, offer to Customer at Seller's prices quoted in the then current applicable Customer Price List, maintenance and/or annual Licensed Material Update Services, as provided in this Agreement.

3.13  YEAR 2000 COMPLIANCE WARRANTY

      a. The Seller represents and warrants that during the Warranty Periods set forth in Section 2.11 (b) any Seller Products and Software delivered by the Seller to the Customer under this Contract will

               (1) accurately and fully record, store, present and process calendar dates falling on or after January 1, 2000, with substantially the same functionality as such products record, store, present and process calendar dates falling on or before December 31, 1999; and

               (2) provide substantially the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as it provides with respect to the introduction of records containing dates falling on or before December 31, 1999. All of the foregoing functionality shall be known as "Year 2000 Capable."

     b. When Customer purchases more than one version of Year 2000 Capable software, if they are intended by Seller to interoperate, all such versions of Year 2000 Capable Software will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described in Section (a) above.

     c. The foregoing sets forth an additional warranty for Seller's Products and Software. The failure of the Products and Software to meet the foregoing requirements during the warranty period set forth in subsection 3.8(b) entitles Customer to the remedies set forth in subsection 3.8(c).

     d. Nothing in the foregoing shall be deemed to make Seller responsible for the Year 2000 capability of any third party Software interoperating or intending to operate with Seller's Software. Customer and/or the manufacturer of other supplier of such third party Software shall be responsible for any Year 2000 compliance and assuring the ability of such third party Software to successfully operate while interoperating with Seller's Software.

                                 4. ARTICLE IV
    PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION, AND OTHER SERVICES

4.1  GENERAL

     The provisions of this Article IV shall be applicable to the furnishing by Seller of Services other than Services furnished pursuant to any other Article of this Agreement.

4.2  ACCEPTANCE OF INSTALLATION

     At reasonable times during the course of Seller's installation, Customer, at its request may, or upon Seller's request, shall, inspect completed portions of such installation. Seller shall provide Customer with at least seven (7) days prior notice before Seller commences installation completion tests, and Customer shall have the right to observe Seller's testing of the Product being installed to determine that such testing and the test results are in accordance with Seller's acceptance standards or acceptance procedures, as described in Attachment D. If Customer does not attend Seller's tests, Seller shall proceed with the tests and promptly provide the test results to Customer. The installation work shall be considered complete and ready for acceptance by Customer when the Product has been installed and tested by Seller in accordance with its standard procedures, and Seller represents such Product to be in working order. Upon completion of the installation, Seller will submit to Customer a Notice of Completion, pursuant to section "1.27 -Notices" of this Agreement. The issuance of said Notice of Completion shall be deemed "Provisional Acceptance."

     Upon receipt by Customer from Seller of a Notice of Completion, Customer has the right to perform an Acceptance Test with respect to Products, Software or other items furnished pursuant to this Agreement. Unless otherwise agreed by the parties, Customer shall have an Acceptance Test Period of thirty (30) consecutive calendar days from the date of the Notice of Completion to conduct the Acceptance Test. The job will be considered as meeting Final Acceptance unless Seller receives notification to the contrary within thirty (30) days after submitting the notice of completion. In Revenue Service at any time after completion of the installation shall automatically constitute Final Acceptance of the relevant installation. The provisions of this Section 4.2 shall not apply to acceptance of an Initial System in each Market. A separate process for determination of System Acceptance for an Initial System shall be conducted pursuant to the provisions of Attachment D.

     If an item so fails the Acceptance Test during the Acceptance Test Period, the Acceptance Date shall be extended on a day-to-day basis until the item as modified, is accepted. If no notification is submitted to Seller by Customer within such Acceptance Test Period stating that the item has initially failed the Acceptance Test, then the date on which such period commences shall be the Acceptance Date. When an item has initially failed acceptance testing, prior to Customer resuming the Acceptance Test Customer and Seller must agree that all problems which would cause a Material Service Impact have been corrected by Seller. Should the parties disagree as to whether a problem would cause a Material Service Impact, the matter will be submitted to arbitration in accordance with Section 1.40. Problems which would not cause Material Service Impact shall be corrected by Seller at Seller's expense as quickly as practicable after Acceptance.

     No later than thirty (30) days after the effective date of this Agreement, Seller shall provide Customer with a proposed Acceptance Test Plan (ATP). Customer shall within 30 days of receipt of Seller's ATP, provide proposed changes or additions to the ATP. Seller, upon receipt of such Customer proposed changes or additions, shall provide a final ATP to Customer within seven (7) days. The completed ATP shall be incorporated as Attachment D to this Agreement.

4.3  CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON CUSTOMER'S SITE

     The respective responsibilities of Seller and Customer are set forth in the Responsibility Matrix attached hereto as Attachment C.

     4.3.1  ITEMS PROVIDED BY CUSTOMER

     Except as the parties may have otherwise agreed for Turnkey Services or in the Responsibility Matrix, as set forth in this Agreement or in other agreements of the parties, Customer will be responsible for furnishing the following items (as required by the conditions of the particular installation or other on-site Service, hereinafter collectively referred to as the "Service") at no charge to Seller and these items will not be included in Seller's price for the Service. Seller's representative shall have the right to inspect the site prior to Service start date. Should Customer fail to furnish any of such items for which it is responsible after Seller provides Customer notice, Seller may furnish such items and charge Customer for them in addition to the prices otherwise charged by Seller for the Service.

     Regulatory Commission Approvals--Prior to Service Start Date, obtain all
     -------------------------------
such material approvals, licenses, permits, tariffs and/or other authorities from the Federal Communications Commission and state and local public utilities commissions as may be reasonably necessary for construction and operation of a Personal Communications Services System.

     Easements, Permits and Rights-of-Way--Prior to Service Start Date, provide
     ------------------------------------
all rights-of-way, easements, licenses to come upon land to perform the Service, permits and authority for installation of Products and other item; permits for opening sidewalks, streets, alleys, and highways; and construction and building permits.

     Access to Building and Work Site--Allow employees of Seller and its
     --------------------------------
subcontractors free access to premises and facilities at all normal business hours during the scheduled Service or at such other times as are reasonably requested by Seller. Customer shall obtain for Seller's and its subcontractors' employees any necessary identification and clearance credentials to enable Seller and its subcontractors to have access to the work site.

     General Building Conditions--When Customer provides or arranges for a third
     ---------------------------
party to provide facilities or structures for PCS installation services, Customer shall prior to Service start date:

     a. Insure that the PCS site structures are in a structurally safe and sound condition to properly house the materials to be installed, in accordance with weight, strength, and structural requirements specified by Seller. Prior to the start of installation, if requested by Seller, Customer shall provide Seller a certificate of a duly licensed architect or engineer (dated within ninety (90) days of the date such certificate is furnished to Seller) stating that the site(s) meets such requirements;

     b. Take such action as may be necessary to insure that the premises will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and in such condition as not to be injurious to Seller's or its subcontractors' employees or to the materials to be installed. Prior to commencement of the Services and during the performance of the Service, Customer shall, if requested by Seller, provide Seller with sufficient data to assist Seller's supplier in evaluating the environmental conditions at the work site (including the presence of Hazardous Materials). The price quoted by Seller's supplier for the Service does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of the Service.

     Sensitive Equipment--Prior to commencement of the Service, inform Seller of
     -------------------
the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

     Repairs to Buildings--Prior to Service start date, make such alterations
     --------------------
and repairs as are necessary for proper installation of items to be installed.

     Openings in Buildings--Prior to Service start date, furnish suitable
     ---------------------
openings in buildings to allow the items to be installed to be placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller.

     Surveys--Prior to Service start date furnish surveys (describing the
     -------
physical characteristics, legal limitations and utility locations for the work site) and a legal description of the site.

     Electrical Current, Heat, Light and Water--Provide electric current for
     -----------------------------------------
charging storage batteries and for any other necessary purposes with suitable terminals where work is to be performed; provide temperature control and general illumination (regular and emergency) in rooms in which work is to be performed or Products or other items stored, equivalent to that ordinarily furnished for similar purposes in a working office; provide exit lights; provide water and other necessary utilities for the proper execution of the Service.

     PCS Utility Requirements--Negotiate with the power and telephone companies
     ------------------------
for installation of the power and telephone facilities necessary to proper operation of the Products and/or other items being installed. The method by which such facilities are interconnected with Seller's Products shall be delivered to Customer sufficiently in advance of the time by which Customer must have such facilities installed so that Customer may complete installation in a timely manner. The type and quantity of such facilities shall be subject to Seller's reasonable approval. Customer shall have the telephone company provide, place, install, extend and terminate telephone facilities into the PCS; line up and test the telephone company facilities outside and inside the PCS; and provide to Seller copies of the test results prior to Seller's commencing integration testing of the PCS.

     Material Furnished by Customer--New or used material furnished by Customer
     ------------------------------
shall be in such condition that it requires no material repair and no material adjustment or test effort in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary information for Seller to properly Install such material.

     Furniture--provide and install all furniture.
     ---------

     Floor Space and Storage Facilities--Provide at the cell site or switch
     ----------------------------------
location, where practicable, during progress of the Service, suitable and easily accessible floor space and storage facilities (a) to permit storing major items of Products and other material closely adjacent to where they will be used, (b) for administrative and luncheon purposes, (c) for Seller's and its subcontractors' employees' personal effects, and (d) for tools and property of Seller and its subcontractors. Where the Service is to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, as appropriate, permit or secure permission for Seller and its subcontractors to maintain at the work site, storage facilities (such as trailers) for Products, materials and other items and for tools and equipment needed to complete the Service.

     Watch Service--For PCS, provide reasonable normal security (for cell sites,
     -------------
commercial alarms) necessary to prevent admission of unauthorized persons to building and other areas where installation Service is performed and to prevent unauthorized removal of the Products and other items. Seller will inform Customer as to which storage facilities at the work site Seller will keep locked; such storage facilities will remain closed to Customer's surveillance.

     Hazardous Materials Cleanup--At the conclusion of the Service, Customer
     ---------------------------
shall be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials present at Customer's premises that were brought onto the premises by Customer, its subcontractors or agents .

     Access to Existing Facilities--Customer shall permit Seller reasonable use
     -----------------------------
of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities. Such use shall not interfere with the Customer's normal maintenance of equipment.

     Grounds--Customer shall provide access to suitable and isolated building
     -------
ground as required for Seller's standard grounding of equipment. Where installation is outside or in a building under construction, Customer shall also furnish lightning protection ground.

     Requirements for Customer Designed Circuits--Customer shall furnish
     -------------------------------------------
information covering the proper test and readjust requirements for apparatus and requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings.

     Through Tests and Trunk Tests--Customer shall make required through tests
     -----------------------------
and trunk tests to other offices after Seller provides its notice of completion or notice of advanced turnover.

     4.3.2  ITEMS TO BE FURNISHED BY SELLER

     The following items will be furnished by Seller (if required by the conditions of the particular Service) and the price thereof is included in Seller's price for Service:

     Protection of Equipment and Building -Seller shall provide protection for
     ------------------------------------
Customer's equipment and buildings during the performance of the Service and in accordance with Seller's standard practices.

     Method of Procedure--Seller shall prepare a detailed Method of Procedure
     -------------------
("MOP") before starting work on live equipment. Customer shall review the MOP and any requested changes shall be negotiated. Customer shall give Seller written acceptance of the MOP prior to start of the work.

     The following items will be furnished by Seller if requested by Customer, but Customer will be billed and shall pay for them in addition to Seller's standard or firm quoted price for the Services:

     Protection of Building and Equipment--Seller may provide protection of
     ------------------------------------
buildings and equipment in accordance with special practices of Customer differing from Seller's standard practices.

     Maintenance--Maintenance of Products, Software and other items from
     -----------
completion of installation until date of acceptance.

     Locally Purchased Items--Purchase of items indicated by Seller's
     -----------------------
specifications as needing to be purchased locally.

     Readjusting Apparatus--Seller may provide readjustment (in excess of that
     ---------------------
normally required on new apparatus) of apparatus associated with relocated or rewired circuits.

     Cross-Connections (Other than to Outside Cable Terminations)--Seller may
     ------------------------------------------------------------
run or rerun permanent cross-connections in accordance with revised cross-connection lists furnished by Customer.

     Handling, Packing, Transportation and Disposition of Removed and Surplus
     ------------------------------------------------------------------------
Customer Equipment--Seller may pack, transport, and dispose of surplus and
------------------
removed Customer equipment as agreed by the parties.

     Premium Time Allowances and Night Shift Bonuses--Seller may have its
     -----------------------------------------------
Services personnel work premium time and night shifts. To the extent that such premium time and/or night shifts are needed for Seller to timely perform its obligations under this Agreement due to Customers failure to meet its responsibilities, Customer shall reimburse Seller for the costs of said premium time and/or night shifts.

     Emergency Lighting System--Seller may provide new emergency lighting system
     -------------------------
(other than the original ceiling mounted stumble lighting) to satisfy illumination and safety needs of Products of certain heights.

4.4  WORK DONE BY OTHERS

     Work done at the site by Customer or its other vendors or contractors shall not interfere with Seller's performance of the installation or other Services. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors or contractors' work interferes with Seller's performance, the scheduled completion date of Seller's Services under this agreement shall be extended as necessary to compensate for such delay or interference and Customer shall reimburse Seller for any actual direct and reasonable expenses directly resulting from such delay or interference.

4.5  SERVICES WARRANTIES

     a. Seller warrants to Customer only, that Services will be performed in a careful and workmanlike manner and in accordance with Seller's specifications or those referenced in the order and with accepted practices in the community in which such Services are performed, using material free from defects except where such material is specified or provided by Customer. If Services prove to be not so performed and if Customer notifies Seller, with respect to engineering, installation, or repair Services, within a one (1) year period commencing on the date of completion of the Service, and with respect to other Services, as identified by Customer in writing, Seller, at its option, either will correct the defective or nonconforming Service or render a full or prorated refund or credit based on the original charge for the Services.

     b. Customer shall deliver to Seller RF design for each of the Markets it elects to deploy. In accordance with Attachment D, Seller will review and comment to Customer on each RF design within twenty (20) business days following receipt thereof from the Customer.

     c. Where Seller performs engineering or installation Services as part of a combined engineering, furnishing, and installation order, the one
          (1) year
          period referenced above shall commence on completion of the installation Service.

     d. THE FOREGOING SERVICES WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO MAKE CORRECTIONS OR GIVE A CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

     e. With respect to turnkey services, consultation services, and other services not identified in (a) above, the applicable warranty provisions will be negotiated on a case by case basis.

                                 5.  ARTICLE V

                        ENTIRE AGREEMENT AND EXECUTION

5.1  ENTIRE AGREEMENT

     The terms and conditions contained in this Agreement supersede all prior oral or written understanding's between the parties with respect to the subject matter hereof and constitute the entire agreement of the parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both parties.

5.2  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be an original but both of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.


TELECORP PCS, INC.                           LUCENT TECHNOLOGIES INC.

By:   /s/ Gerald T. Vento                    By: /s/ [SIGNATURE ILLEGIBLE]
    -----------------------                      -------------------------

Name:    Gerald T. Vento                     Name:
      ---------------------                        -----------------------

Title:         CEO                           Title:
       --------------------                         ----------------------

Date:     May 12, 1998                       Date:     May 12, 1998
      ---------------------                        -----------------------

                                 ATTACHMENT A

                                                             TELECORP
                                                          PRICING SUMMARY
                                                         Total all Markets
--------------------------------------------------------------------------------------------------------------------------
                                     1998                      1999                   2000                   2001
Component                   QUANTITY  PRICE           QUANTITY  PRICE        QUANTITY  PRICE        QUANTITY  PRICE
--------------------------------------------------------------------------------------------------------------------------
TYPE I                            45  $   7,257,420         25  $ 3,225,655        60  $ 7,500,000        50  $ 6,250,000
TYPE I GROWTH                                    30         23  $ 1,012,000        13  $   572,000        18  $   792,000
TYPE II                           15  $   2,038,740         55  $ 7,475,380        40  $ 4,600,000        25  $ 2,875,000
TYPE III                         410  $  74,408,660        115  $20,496,240        50  $ 7,250,000        30  $ 4,350,000
BTS ENG. & INSTALL               470  $   3,532,625        195  $ 1,565,113       150          N/A       105          N/A
FILTER REPLACEMENT E&I                $      46,750             $   178,500
DUPLEXER DEPLOYMENT                   $     300,000
OSF                                   $     300,000
BTS OPTIMIZATION                 470          Incl.        195                    150                    105
BTS TRANSPORT & DELIVERY         470  $     799,000        195  $   331,500       150  $   255,000       105  $   178,500
EXPANSION RADIOS                 885  $   2,885,625      2,190  $23,756,800     1,450  $12,325,000     1,550  $12,090,000
MSC
  5 ESS                            5  $           0             $         0            $ 1,111,781            $   748,940
  ACCESS MANAGER                   5  $           0             $         0            $ 2,553,858            $ 1,282,176
OPTIONAL SOFTWARE                     $  20,000,000             $    13,320            $   474,600            $   767,706
MSC B&I                               $   2,434,400             $   110,000            $   305,000            $   190,000
MSC POWER with Backup                 $     925,000             $         0            $   150,000            $    75,000
PROJECT MGMT                          $     900,000             $         0            $         0            $         0
BTS SPARES                            $     408,284             $    25,000            $    25,000            $    25,000
MSC SPARES                            $   1,957,176             $         0            $         0            $         0
ANNUAL BTS FEE                   470  $           0        195  $         0       150  $   917,700       105  $ 1,124,700
ANNUAL MSC FEE                     5  $           0          5  $         0         5  $ 1,440,000         5  $ 1,440,000
NETWORK MGMT
  AUTOSPACE                           $      90,000                   Incl.                  Incl.                  Incl.
  NOC1                                $     600,483             $   105,000            $   105,000            $    73,200
  BILLDATS                            $     567,120             $    93,780            $    93,780            $    62,520
TRAINING                                      Incl.                   Incl.            $    20,000            $    20,000
DOCUMENTATION                                 Incl.                   Incl.                  Incl.                  Incl.
INSTALLATION TEST EQUIP.              $      25,000                   Incl.            $   100,000                    N/A
RF AUDIT                              $   1,503,250                     N/A                    N/A                    N/A
RS&R                                                                                                          $ 2,000,000
ONGOING TECHNICAL SUPPORT                     Incl.                   Incl.                  Incl.                  Incl.
 (1-800 NUMBER)
SYSTEM INTEGRATION                    $     400,000
OTA*                                          Incl.                   Incl.                  Incl.                  Incl.
NEW MARKET INCENTIVE*                  ($26,000,000)            $   178,500
                          ------------------------------------------------------------------------------------------------
TOTAL                                 $  95,439,533             $68,211,788            $39,799,719            $34,344,744
                          ================================================================================================
--------------------------------------------------------------------------------------------------------------------------
*First Market=$2m.          *Second Market=$3m.       *Third Market=$4m.     *Fourth Market=$6m.    *Fifth Market=$9m.

------------------------------------------------------------------------------------
                                              2002                   TOTAL
Component                            QUANTITY  PRICE        QUANTITY  PRICE
------------------------------------------------------------------------------------
TYPE I                                     35  $ 4,375,000       215  $  28,608,075
TYPE I GROWTH                              25  $ 1,100,000        79  $   3,476,000
TYPE II                                    20  $ 2,300,000       155  $  19,289,120
TYPE III                                   25  $ 3,625,000       630  $ 110,129,900
BTS ENG. & INSTALL                         80          N/A       665  $   5,097,736
FILTER REPLACEMENT E&I
DUPLEXER DEPLOYMENT
OSF
BTS OPTIMIZATION                           80                  1,000
BTS TRANSPORT & DELIVERY                   80  $   136,000     1,000  $   1,700,000
EXPANSION RADIOS                        1,950  $14,625,000     8,025  $  65,684,425
MSC
  5 ESS                                        $   608,013         5  $   2,468,734
  ACCESS MANAGER                               $ 1,009,650         5  $   4,845,684
OPTIONAL SOFTWARE                              $ 1,038,850         0  $  22,294,478
MSC B&I                                        $   168,000         0  $   3,207,400
MSC POWER with Backup                          $    60,000         0  $   1,210,000
PROJECT MGMT                                   $         0         0  $     900,000
BTS SPARES                                     $    25,000         0  $     568,284
MSC SPARES                                     $         0         0  $   1,957,176
ANNUAL BTS FEE                             80  $ 1,269,600     1,000  $   3,312,000
ANNUAL MSC FEE                              5  $ 1,440,000         5  $   4,320,000
NETWORK MGMT
  AUTOSPACE                                          Incl.            $      90,000
  NOC1                                         $    73,200            $     956,883
  BILLDATS                                     $    62,520            $     879,720
TRAINING                                       $    20,000            $      60,000
DOCUMENTATION                                        Incl.                    Incl.
INSTALLATION TEST EQUIP.                               N/A            $     125,000
RF AUDIT                                               N/A         0  $   1,503,250
RS&R                                           $ 3,200,000         0  $   5,200,000
ONGOING TECHNICAL SUPPORT                            Incl.                    Incl.
 (1-800 NUMBER)
SYSTEM INTEGRATION
OTA*                                                 Incl.                    Incl.
NEW MARKET INCENTIVE*                                                ($  26,178,500)
                                     -----------------------------------------------
TOTAL                                          $36,136,833            $ 261,788,367
                                     ===============================================
------------------------------------------------------------------------------------
*First Market=$2m.

---------------------------------------------------------------------------------------------------------------------------------
                                                                         TELECORP
                                                                      PRICING SUMMARY
                                                                     Total all Missouri
---------------------------------------------------------------------------------------------------------------------------------
                                    1998                         1999                     2000                     2001
Component                   QUANTITY    PRICE           QUANTITY    PRICE        QUANTITY    PRICE        QUANTITY    PRICE
---------------------------------------------------------------------------------------------------------------------------------
TYPE I                            15    $   2,419,140         15    $ 2,419,140        10    $ 1,250,000         5    $   625,000
TYPE I GROWTH                           $           0          8    $   352,000         8    $   352,000         5    $   220,000
TYPE II                           15    $   2,038,740         15    $ 2,038,740         5    $   575,000         5    $   575,000
TYPE III                          20    $   3,679,520          5    $   919,880         5    $   725,000         0    $         0
BTS ENG. & INSTALL.               50    $     353,375         35    $   291,613        20            N/A        10            N/A
BTS OPTIMIZATION                  50            Incl.         35                       20                       10
BTS TRANSPORT & DELIVERY          50    $      85,000         35    $    59,500        20    $    34,000        10    $    17,000
EXPANSION RADIOS                  25    $     320,625        100    $ 1,218,400       100    $   850,000       100    $   780,000
MSC
  5 ESS                            1    $           0               $         0              $    10,037              $    35,489
  ACCESS MANAGER                   1    $           0               $         0              $   256,467              $    62,646
OPTIONAL SOFTWARE                       $   4,000,000               $    90,240              $   203,041              $   328,652
MSC B&I                                 $     486,880               $    22,000              $    61,000              $    38,000
MSC POWER with Backup                   $     185,000               $         0              $    30,000              $    15,000
PROJECT MGMT                            $     180,000               $         0              $         0              $         0
BTS SPARES                              $      93,657               $     5,000              $     5,000              $     5,000
MSC SPARES                              $     391,435               $         0              $         0              $         0
ANNUAL BTS FEE                    50    $           0         35    $         0        20    $   117,300        10    $   144,900
ANNUAL MSC FEE                     1    $           0          1    $         0         1    $   288,000         1    $   288,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                        Incl.                     Incl.              $     4,000              $     4,000
DOCUMENTATION                                   Incl.                     Incl.                    Incl.                    Incl.
INSTALLATION TEST EQUIP.                $       5,000                     Incl.              $    20,000                      N/A
RF AUDIT                                $     310,000                       N/A                      N/A                      N/A
RS&R                                                                                                                  $   400,000
ONGOING TECHNICAL SUPPORT                       Incl.                     Incl.                    Incl.                    Incl.
(1-800 NUMBER)
OTA*                                            Incl.                     Incl.                    Incl.                    Incl.
NEW MARKET INCENTIVE*
                                          ($2,000,000)
                            -----------------------------------------------------------------------------------------------------
TOTAL                                   $  12,548,372               $ 7,416,513              $ 4,780,845              $ 3,538,687
                            =====================================================================================================
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                        2002                   TOTAL
Component                        QUANTITY  PRICE         QUANTITY  PRICE
-----------------------------------------------------------------------------
TYPE I                                  5  $   625,000      50  $   7,338,280
TYPE I GROWTH                           2  $    88,000      23  $   1,012,000
TYPE II                                 0  $         0      40  $   5,227,480
TYPE III                                0  $         0      30  $   5,324,400
BTS ENG. & INSTALL.                     5          N/A     665  $     644,988
BTS OPTIMIZATION                        5                  120
BTS TRANSPORT & DELIVERY                5  $     8,500     120  $     204,000
EXPANSION RADIOS                      100  $   750,000     425  $   3,919,025
MSC
  5 ESS                                    $   223,707       1  $     269,233
  ACCESS MANAGER                           $   176,808       1  $     495,921
OPTIONAL SOFTWARE                          $   469,623       0  $   5,091,556
MSC B&I                                    $    33,600       0  $     641,480
MSC POWER with Backup                      $    12,000       0  $     242,000
PROJECT MGMT                               $         0       0  $     180,000
BTS SPARES                                 $     5,000       0  $     113,657
MSC SPARES                                 $         0       0  $     391,435
ANNUAL BTS FEE                          5  $   158,700     120  $     420,900
ANNUAL MSC FEE                          1  $   288,000       1  $     864,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                   $     4,000          $      12,000
DOCUMENTATION                                    Incl.                  Incl.
INSTALLATION TEST EQUIP.                           N/A          $      25,000
RF AUDIT                                           N/A       0  $     310,000
RS&R                                       $   640,000       0  $   1,040,000
ONGOING TECHNICAL SUPPORT                        Incl.                  Incl.
(1-800 NUMBER)
OTA*                                             Incl.                  Incl.
NEW MARKET INCENTIVE*                                          ($   2,000,000)
                                 --------------------------------------------
TOTAL                                      $ 3,482,938          $  31,767,354
                                 ============================================
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                      TELECORP
                                                                   PRICING SUMMARY
                                                                  Total New Orleans
--------------------------------------------------------------------------------------------------------------------------
                                          1998                             1999                           2000
Component                       QUANTITY        PRICE            QUANTITY        PRICE          QUANTITY        PRICE
--------------------------------------------------------------------------------------------------------------------------
TYPE I                                 0        $          0            0        $         0          15        $1,875,000
TYPE I GROWTH                                   $          0            0        $         0           0        $        0
TYPE II                                0        $          0           10        $ 1,359,160          10        $1,150,000
TYPE III                             110        $ 19,896,860           40        $ 7,245,540          15        $2,175,000
BTS BNG. & INSTALL.                  110        $    840,125           50        $   372,375          40               N/A
FILTER REPLACEMENT E&I                          $     46,750                     $    68,000
BTS OPTIMIZATION                     110               Incl.           50                             40
BTS TRANSPORT & DELIVERY             110        $    187,000           50        $    85,000          40        $   68,000
EXPANSION RADIOS                     710        $    641,250          740        $ 6,092,000           0        $        0
MSC
  5 ESS                                1        $          0                     $         0                    $  412,312
  ACCESS MANAGER                       1        $          0                     $         0                    $  664,620
OPTIONAL SOFTWARE                               $  4,000,000                     $    90,240                    $  203,041
MSC B&I                                         $    486,880                     $    22,000                    $   61,000
MSC POWER with Backup                           $    185,000                     $         0                    $   30,000
PROJECT MGMT                                    $    180,000                     $         0                    $        0
BTS SPARES                                      $     93,657                     $     5,000                    $    5,000
MSC SPARES                                      $    391,435                     $         0                    $        0
ANNUAL BTS FEE                       110        $          0           50        $         0          40        $  220,800
ANNUAL MSC FEE                         1        $          0            1        $         0           1        $  288,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                               Incl.                           Incl.                    $    4,000
DOCUMENTATION                                          Incl.                           Incl.                         Incl.
INSTALLATION TEST EQUIP.                        $      5,000                           Incl.                    $   20,000
RF AUDIT                                        $    310,000                             N/A                           N/A
RS&R
ONGOING TECHNICAL SUPPORT                              Incl.                           Incl.                         Incl.
(1-800 NUMBER)
OTA*                                                   Incl.                           Incl.                         Incl.
NEW MARKET INCENTIVE*
                                               ($  3,000,000)
                                ------------------------------------------------------------------------------------------
TOTAL                                           $ 24,263,957                     $18,339,316                    $7,176,773
                                ==========================================================================================
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                           2001                          2002                          TOTAL
Component                         QUANTITY      PRICE           QUANTITY      PRICE           QUANTITY      PRICE
-----------------------------------------------------------------------------------------------------------------------
TYPE I                                  15      $1,875,000            10      $1,250,000            40      $ 5,000,000
TYPE I GROWTH                            8      $  352,000             8      $  352,000            16      $   704,000
TYPE II                                  5      $  575,000             5      $  575,000            30      $ 3,659,160
TYPE III                                10      $1,450,000            10      $1,450,000           185      $32,217,400
BTS BNG. & INSTALL.                     30             N/A            25             N/A           665      $ 1,212,500
FILTER REPLACEMENT E&I
BTS OPTIMIZATION                        30                            25                           255
BTS TRANSPORT & DELIVERY                30      $   51,000            25      $   42,500           255      $   433,500
EXPANSION RADIOS                       100      $  780,000           500      $3,750,000         2,050      $11,263,250
MSC
  5 ESS                                         $   55,206                    $  317,987             1      $   785,505
  ACCESS MANAGER                                $  326,268                    $  245,337             1      $ 1,236,225
OPTIONAL SOFTWARE                               $  328,652                    $  469,623             0      $ 5,091,556
MSC B&I                                         $   38,000                    $   33,600             0      $   641,480
MSC POWER with Backup                           $   15,000                    $   12,000             0      $   242,000
PROJECT MGMT                                    $        0                    $        0             0      $   180,000
BTS SPARES                                      $    5,000                    $    5,000             0      $   113,657
MSC SPARES                                      $        0                    $        0             0      $   391,435
ANNUAL BTS FEE                          30      $  276,000            25      $  317,400           255      $   814,200
ANNUAL MSC FEE                           1      $  288,000             1      $  288,000             1      $   864,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                        $    4,000                    $    4,000                    $    12,000
DOCUMENTATION                                        Incl.                         Incl.                          Incl.
INSTALLATION TEST EQUIP.                               N/A                           N/A                    $    25,000
RF AUDIT                                               N/A                           N/A             0      $   310,000
RS&R                                            $  400,000                    $  640,000             0      $ 1,040,000
ONGOING TECHNICAL SUPPORT                            Incl.                         Incl.                          Incl.
(1-800 NUMBER)
OTA*                                                 Incl.                         Incl.                          Incl.
NEW MARKET INCENTIVE*                                                                                      ($ 3,000,000)
                                  -------------------------------------------------------------------------------------
TOTAL                                           $4,819,126                    $9,752,447                    $63,234,868
                                  =====================================================================================
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                             TELECORP
                                                          PRICING SUMMARY
                                                         Total Little Rock
--------------------------------------------------------------------------------------------------------------------------------
                                            1998                       1999                     2000                    2001
Component                     QUANTITY      PRICE        QUANTITY      PRICE      QUANTITY      PRICE     QUANTITY      PRICE
--------------------------------------------------------------------------------------------------------------------------------
TYPE I                                    $          0          0    $         0        10    $1,250,000        10    $1,250,000
TYPE I GROWTH                             $          0          0    $         0         0    $        0         0    $        0
TYPE II                              0    $          0         10    $ 1,359,160         5    $  575,000         5    $  575,000
TYPE III                            80    $ 14,407,580         30    $ 5,208,780         5    $  725,000         5    $  725,000
BTS ENG. & INSTALL.                 80    $    611,000         40    $   296,000        20           N/A        20           N/A
FILTER REPLACEMENT E&I                                               $    51,000
BTS OPTIMIZATION                    80           Incl.         40                       20                      20
BTS TRANSPORT & DELIVERY            80    $    136,000         40    $    68,000        20    $   34,000        20    $   34,000
EXPANSION RADIOS                    50    $    641,250        350    $ 4,264,400       350    $2,975,000       350    $2,730,000
MSC
  5 ESS                              1    $          0               $         0              $   13,622              $  239,480
  ACCESS MANAGER                     1    $          0               $         0              $  335,649              $  186,825
OPTIONAL SOFTWARE                         $  4,000,000               $    90,240              $  203,041              $  328,652
MSC B&I                                   $    486,880               $    22,000              $   61,000              $   38,000
MSC POWER with Backup                     $    185,000               $         0              $   30,000              $   15,000
PROJECT MGMT                              $    180,000               $         0              $        0              $        0
BTS SPARES                                $     93,657               $     5,000              $    5,000              $    5,000
MSC SPARES                                $    391,435               $         0              $        0              $        0
ANNUAL BTS FEE                      80    $          0         40    $         0        20    $  165,600        20    $  193,200
ANNUAL MSC FEE                       1    $          0          1    $         0         1    $  288,000         1    $  288,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                         Incl.                     Incl.              $    4,000              $    4,000
DOCUMENTATION                                    Incl.                     Incl.                   Incl.                   Incl.
INSTALLATION TEST EQUIP.                  $      5,000                     Incl.              $   20,000                     N/A
RF AUDIT                                  $    310,000                       N/A                     N/A                     N/A
RS&R                                                                                                                  $  400,000
ONGOING TECHNICAL SUPPORT                        Incl.                     Incl.                   Incl.                   Incl.
(1-800 NUMBER)
OTA*                                             Incl.                     Incl.                   Incl.                   Incl.
NEW MARKET INCENTIVE*                      ($4,000,000)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     $ 17,447,802               $11,364,580              $6,684,912              $7,012,157
                              ==================================================================================================
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                            2002                    TOTAL
Component                     QUANTITY      PRICE      QUANTITY     PRICE
-------------------------------------------------------------------------------
TYPE I                               5     $  625,000        25    $  3,125,000
TYPE I GROWTH                        5     $  220,000         5    $    220,000
TYPE II                              5     $  575,000        25    $  3,084,160
TYPE III                             5     $  725,000       125    $ 21,791,360
BTS BNG. & INSTALL.                 15            N/A       665    $    907,000
FILTER REPLACEMENT E&I
BTS OPTIMIZATION                    15                      175
BTS TRANSPORT & DELIVERY            15     $   25,500       175    $    297,500
EXPANSION RADIOS                   350     $2,625,000     1,450    $ 13,235,650
MSC
  5 ESS                                    $   17,565         1    $    270,667
  ACCESS MANAGER                           $  163,611         1    $    686,085
OPTIONAL SOFTWARE                          $  469,623         0    $  5,091,556
MSC B&I                                    $   33,600         0    $    641,480
MSC POWER with Backup                      $   12,000         0    $    242,000
PROJECT MGMT                               $        0         0    $    180,000
BTS SPARES                                 $    5,000         0    $    113,657
MSC SPARES                                 $        0         0    $    391,435
ANNUAL BTS FEE                      15     $  220,800       175    $    579,600
ANNUAL MSC FEE                       1     $  288,000         1    $    864,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                   $    4,000              $     12,000
DOCUMENTATION                                   Incl.                     Incl.
INSTALLATION TEST EQUIP.                          N/A              $     25,000
RF AUDIT                                          N/A         0    $    310,000
RS&R                                       $  640,000         0    $  1,040,000
ONGOING TECHNICAL SUPPORT                       Incl.                     Incl.
(1-800 NUMBER)
OTA*                                            Incl.                     Incl.
NEW MARKET INCENTIVE*                                               ($4,000,000)
                              -------------------------------------------------
TOTAL                                      $6,649,699              $ 49,108,150
                              =================================================
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              TELECORP
                                                                          PRICING SUMMARY
                                                                           Total Memphis
-------------------------------------------------------------------------------------------------------------------------------
                                          1998                       1999                     2000                     2001
Component                   QUANTITY      PRICE        QUANTITY      PRICE      QUANTITY      PRICE      QUANTITY      PRICE
-------------------------------------------------------------------------------------------------------------------------------
TYPE I                             0    $          0          0    $         0        15    $ 1,875,000        10    $1,250,000
TYPE I GROWTH                           $          0          0    $         0         0    $         0         0    $        0
TYPE II                            0    $          0         10    $ 1,359,160        10    $ 1,150,000         5    $  575,000
TYPE III                         100    $ 18,087,100         20    $ 3,472,520        15    $ 2,175,000        10    $1,450,000
BTS BNG. & INSTALL.              100    $    763,750         30    $   219,625        40            N/A        25           N/A
FILTER                                                             $    59,500
REPLACEMENT E&I
BTS OPTIMIZATION                 100           Incl.         30                       40                       25
BTS TRANSPORT & DELIVERY         100    $    170,000         30    $    51,000        40    $    68,000        25    $   42,500
EXPANSION RADIOS                  50    $    641,250        500    $ 6,092,000       500    $ 4,250,000       500    $3,900,000
MSC
  5 ESS                            1    $          0               $         0              $   256,329              $  340,257
  ACCESS MANAGER                   1    $          0               $         0              $   561,588              $  504,348
OPTIONAL                                $  4,000,000               $    90,240              $   203,041              $  328,652
SOFTWARE
MSC B&I                                 $    486,880               $    22,000              $    61,000              $   38,000
MSC POWER with Backup                   $    185,000               $         0              $    30,000              $   15,000
PROJECT MGMT                            $    180,000               $         0              $         0              $        0
BTS SPARES                              $     93,657               $     5,000              $     5,000              $    5,000
MSC SPARES                              $    391,435               $         0              $         0              $        0
ANNUAL BTS FEE                   100    $          0         30    $         0        40    $   179,400        25    $  234,600
ANNUAL MSC FEE                     1    $          0          1    $         0         1    $   288,000         1    $  288,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                       Incl.                     Incl.              $     4,000              $    4,000
DOCUMENTATION                                  Incl.                     Incl.                    Incl.                   Incl.
INSTALLATION                            $      5,000                     Incl.              $    20,000                     N/A
TEST EQUIP.
RF AUDIT                                $    310,000                       N/A                      N/A                     N/A
RS&R                                                                                                                 $  400,000
ONGOING TECHNICAL SUPPORT                      Incl.                     Incl.                    Incl.                   Incl.
(1-800 NUMBER)
OTA*                                           Incl.                     Incl.                    Incl.                   Incl.
NEW MARKET
INCENTIVE*                               ($6,000,000)
                            ---------------------------------------------------------------------------------------------------
TOTAL                                   $ 19,314,072               $11,371,045              $11,126,358              $9,375,357
                            ===================================================================================================
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                            2002                    TOTAL
Component                     QUANTITY      PRICE     QUANTITY      PRICE
-----------------------------------------------------------------------------
TYPE I                              10    $1,250,000        35    $ 4,375,000
TYPE I GROWTH                        5    $  220,000         5    $   220,000
TYPE II                              5    $  575,000        30    $ 3,659,160
TYPE III                             5    $  725,000       150    $25,909,620
BTS BNG. & INSTALL.                 20           N/A       665    $   983,375
FILTER
REPLACEMENT E&I
BTS OPTIMIZATION                    20                     215
BTS TRANSPORT & DELIVERY            20    $   34,000       215    $   365,500
EXPANSION RADIOS                   500    $3,750,000     2,050    $18,633,250
MSC
  5 ESS                                   $   24,377         1    $   620,963
  ACCESS MANAGER                          $  241,203         1    $ 1,307,139
OPTIONAL                                  $  469,623         0    $ 5,091,556
SOFTWARE
MSC B&I                                   $   33,000         0    $   641,480
MSC POWER with Backup                     $   12,000         0    $   242,000
PROJECT MGMT                              $        0         0    $   180,000
BTS SPARES                                $    5,000         0    $   113,657
MSC SPARES                                $        0         0    $   391,435
ANNUAL BTS FEE                      20    $  269,100       215    $   683,100
ANNUAL MSC FEE                       1    $  288,000         1    $   864,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                  $    4,000              $    12,000
DOCUMENTATION                                  Incl.                    Incl.
INSTALLATION                                     N/A              $    25,000
TEST EQUIP.
RF AUDIT                                         N/A         0    $   310,000
RS&R                                      $  640,000         0    $ 1,040,000
ONGOING TECHNICAL SUPPORT                      Incl.                    Incl.
(1-800 NUMBER)
OTA*                                           Incl.                    Incl.
NEW MARKET
INCENTIVE*                                                        ($6,000,000)
                              -----------------------------------------------
TOTAL                                     $8,540,903              $59,668,235
                              ===============================================
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                   TELECORP
                                PRICING SUMMARY
                               Total New England
--------------------------------------------------------------------------------------------------------------------------

                                1998                           1999                    2000                     2001
Component              QUANTITY     PRICE              QUANTITY   PRICE        QUANTITY     PRICE        QUANTITY   PRICE
--------------------------------------------------------------------------------------------------------------------------
TYPE I                        30       $  4,838,280      10   $ 1,612,760        10     $ 1,250,000        10   $1,250,000
TYPE I GROWTH                          $          0      15   $   660,000         5     $   220,000         5   $  220,000
TYPE II                        0       $          0      10   $ 1,359,760        10     $ 1,150,000         5   $  575,000
TYPE III                     100       $ 18,397,600      10   $ 1,839,760        10     $ 1,450,000         5   $  725,000
BTS BNG. &
INSTALL.                     130       $    964,375      30   $   309,125        30             N/A        20          N/A
BTS OPTIMIZATION             130              Incl.      30                      30                        20
BTS TRANSPORT &
DELIVERY                     130       $    221,000      30   $    51,000        30     $    51,000        20   $   34,000
EXPANSION RADIOS              50       $    641,250     500   $ 6,092,000       500     $ 4,250,000       500   $3,900,000
MSC
  5 ESS                        1       $          0           $         0               $   419,481             $   78,507
  ACCESS MANAGER               1       $          0           $         0               $   735,534             $  202,089
OPTIONAL
SOFTWARE                               $  4,000,000           $    90,240               $   203,041             $  328,652
MSC B&I                                $    486,880           $    22,000               $    61,000             $   38,000
MSC POWER with
Backup                                 $    185,000           $         0               $    30,000             $   15,000
PROJECT MGMT                           $    180,000           $         0               $         0             $        0
BTS SPARES                             $     93,657           $     5,000               $     5,000             $    5,000
MSC SPARES                             $    391,435           $         0               $         0             $        0
ANNUAL BTS FEE               130       $          0      30   $         0        30     $   220,800        20   $  262,200
ANNUAL MSC FEE                 1       $          0       1   $         0         1     $   288,000         1   $  288,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                                      Incl.                 Incl.               $     4,000             $    4,000
DOCUMENTATION                                 Incl.                 Incl.                     Incl.                  Incl.
INSTALLATION
TEST EQUIP.                            $      5,000                 Incl.               $    20.000                    N/A
RF AUDIT                               $    310,000                   N/A                       N/A                    N/A
RS&R                                                                                                             $ 400,000
ONGOING
TECHNICAL
SUPPORT                                       Incl.                 Incl.                     Incl.                  Incl.
(1-800 NUMBER)
 OTA*                                         Incl.                 Incl.                     Incl.                  Incl.
NEW MARKET
INCENTIVE*                            ($  9,000,000)
                      ----------------------------------------------------------------------------------------------------
TOTAL                                  $ 21,714,477           $12,041,645               $10,357,856             $8,325,448
                      ====================================================================================================

--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
                                   TELECORP
                                PRICING SUMMARY
                               Total New England
---------------------------------------------------------------------
                         2002                        TOTAL
Component          QUANTITY     PRICE          QUANTITY    PRICE
---------------------------------------------------------------------
TYPE I                     5       $  625,000        65   $ 9,576,040
TYPE I GROWTH              5       $  220,000        30   $ 1,320,000
TYPE II                    5       $  575,000        30   $ 3,659,760
TYPE III                   5       $  725,000       130   $23,137,360
BTS BNG. & INSTALL.       15              N/A       665   $ 1,273,500
BTS OPTIMIZATION          15                        225
BTS TRANSPORT &
DELIVERY                  15       $   25,500       225   $   382,500
EXPANSION RADIOS         500       $3,750,000     2,050   $18,633,250
MSC
  5 ESS                            $   24,377         1   $   522,365
  ACCESS MANAGER                   $  182,691         1   $ 1,120,314
OPTIONAL
SOFTWARE                           $  469,623         0   $ 5,091,556
MSC B&I                            $   33,600         0   $   641,480
MSC POWER with
Backup                             $   12,000         0   $   242,000
PROJECT MGMT                       $        0         0   $   180,000
BTS SPARES                         $    5,000         0   $   113,657
MSC SPARES                         $        0         0   $   391,435
ANNUAL BTS FEE                     $  289,800       225   $   772,800
ANNUAL MSC FEE                     $  288,000         1   $   864,000
NETWORK MGMT
  AUTOPACE
  NOC 1
  BILLDATS
TRAINING                           $    4,000             $    12,000
DOCUMENTATION                           Incl.                   Incl.
INSTALLATION
TEST EQUIP.                               N/A             $    25,000
RF AUDIT                                  N/A         0   $   310,000
RS&R                               $  640,000         0   $ 1,040,000
ONGOING
TECHNICAL
SUPPORT                                 Incl.                   Incl.
(1-800 NUMBER)
OTA*                                    Incl.                   Incl.
NEW MARKET
INCENTIVE*                                               ($9,000,000)
                   --------------------------------------------------
TOTAL                              $7,869,591             $60,309,017
                   ==================================================
---------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

BASE STATION PACKAGE

----------------------------------------------------------------------------------------------------
                                 TYPE I                 TYPE II               TYPE III
Base Package                     $126,000               $105,000               $146,700
Installation Kit                 $  4,269               $  4,269               $  4,269
Outdoor Cabinet(s)               $  2,000               $  2,000               $  4,000
Power                            $ 15,927               $ 15,927               $ 15,927
MAU/FRU                          $  7,860               $  5,240               $  7,860
HP ICLA                          $  5,220               $  3,480               $  5,220


Total                            $161,276               $135,916               $183,976
                               =====================================================================
----------------------------------------------------------------------------------------------------

                                 ATTACHMENT C

                             RESPONSIBILITY MATRIX

                     Functional Division of Responsibility

RF ENGINEERING

No.                                                                         Lucent      TeleCorp
---                                                                       ----------  ------------
1.     Provide specifications for TDMA guard isolation requirements       X
2.     Prepare demand forecast for first 2 years of operation                         X
3.     Develop coverage objectives                                                    X
       Prepare coverage plan to meet objectives
4.     Initial CE4 model calibration and optimization                     X
5.     Preliminary TDMA RF design                                                     X
6.     RF Evaluation                                                      X
7.     Provide Link Budget and Design Criteria - TeleCorp                 X
8.     Review and Accept Link Budget and Design Criteria                              X
9.     Identify, qualify and secure real estate for radio base station    X
       sites
10.    On a per sector basis, determine the following demand and radio parameters:
       (a)    Number of voice channels/EPRUs per sector                               X
       (b)    Effective radiated power                                                X
       (c)    Recommend antenna radiation center above ground level                   X
       (d)    Recommend initial sector/OMNI antenna and orientations                  X
              Maximum antenna feeder loss acceptable
       (e)    Initial downtilt angle                                                  X
       (f)    Site name, site code numbers                                            X
       (g)    Create base station translations based on TeleCorp input                X
              To load into the MSC - Site Specific Stuff - Neighbor Lists
11.    Frequency coordination if required                                             X
12.    Perform field site visits to specify antenna mounting locations                X
       and antenna downtilts
13.    Provide 2 year subscriber and demand information                               X
14.    Generate a 2 year equipment growth plan based on subscriber and    X
       demand information

15.  Spectrum Clearing                                                              X
16.  Hand-off and performance parameter plan                            X
17.  Provide detail reporting of progress on mutually agreed upon       X
     deliverables

OPTIMIZATION AND SYSTEMS PERFORMANCE

No.                                                                               Lucent       TeleCorp
---                                                                             -----------  -------------
1.  Perform system optimization in accordance with Lucent document              X
    "Methods and Procedures for PCS TDMA RF Cluster Testing &
    Optimization" Handbook 603, Issue 2.
2.  Provide personnel, vehicles, software (data collection and post             X
    processing) and equipment (including positioning equipment to perform system optimization
3.  Participate in Optimization                                                 X            X
4.  Implement power reductions antenna downtilts and antenna                                 X
    re-orientations
5.  Detailed reporting and work order tracking of the optimization              X
    process on a site by site basis.  Reports to include maps and histograms for coverage evaluations, dropped calls, blocked calls, and other performance parameters as reasonable requested by owner
6.  Provide access to sites for Lucent to conduct optimization activities                    X
    and information regarding access restrictions

BASE STATION SITE CONSTRUCTION

No.                                                                               Lucent       TeleCorp
---                                                                             -----------  -------------
 1.  Provide specific technical requirements for base station design to         X
     Owner (based on Radio Network Design)
 2.  Immediate formal notification of product design changes                    X
 3.  Architectural/Engineering design for site                                               X
 4.  Use Layout drawings to prepare Bill of Material.  Furnish Bill of                       X
     Material to Owner
 5.  Ensure that ground provide to minicell meets National Electrical Code                   X
     Article 250
 6.  Preparation of tender document for site construction bids
 7.  Application for building permits                                                        X
 8.  Evaluation of construction bids                                                         X
 9.  Negotiations with bidders                                                               X
10.  Placing order to contractors                                                            X
11.  Furnish estimated "site ready for installation" date to Vendor                          X
12.  Schedule installation                                                      X
13.  Surveyor verification of initial antenna orientations                                   X
13.B Provide Site Ready Check List                                              X
14.  Check of site ready for installation                                                    X
15.  Develop punch list of outstanding civil issues                                          X

16.  Supervision of site construction                                                        X
17.  Auditing contractor invoices                                                            X
17.B Review of Construction Specs                                               X
18.  Acceptance of completed construction                                                    X
19.  Owner representative at site-ready inspection                                           X
20.  Perform main feed line and antenna VSWR sweeps                                          X
21.  Provide and Retrofit Existing Sites with Duplexers once GA                 X
22.  After GA date, Install Vendor Provided DMAU                                             X

SITE INSTALLATION/INTEGRATION

No.                                                                               Lucent       TeleCorp
---                                                                             -----------  -------------
1.  Delivery to BTS including transportation, al lifting and hoisting,          X
    associated permits and coordination with landlord
2.  Perform physical installation per the site cabinet installation             X
    manual Lucent 401-703-300, Issue 1 or latest available
3.  Arrange for site access during cell install and testing                                  X
4.  Installation and test T1 facilities up to BTS platform (provide and                      X
    insert loop around plugs as required)
4B  Install DFRU                                                                X
5.  Connection of T1 to BTS cabinet                                             X
6.  Teleco connection for De-mark to CSI                                        X
7.  Install AC services connections to power cabinet and perform power          X
    installation to primary and growth cabinets
8.  Install tested coaxial jumpers for main feed line to cabinet RF             X
    interface connection.  Tag jumpers with proper color code as defined by site plan
9.  Drill/bolt to platform, concrete pads, galvanize drill holes where          X
    needed
9A  Define Alarm Configuration (normally open/closed)                           X            X
10. Connect and test TeleCorp-provided external alarms (tower lights, AC,       X
    Door, etc.)
11. Make all cabinet ground connections and ensure compliance to industry       X
    standard
12. Evaluate and approve physical installation (Per Agreed to Punch                          X
    list/Check list)

13.    Perform PCS TDMA power up and test per Lucent installation                X
       engineering handbook 223 or latest issue

14.    Perform cell boot from switch                                             X

15.    Perform cell diagnostic session from switch and provide a hard copy       X
       of the session

16.    Provide switch cell diagnostics, and HEH reports                          X

17.    Review switch cell diagnostics, and HEH reports                                        X

18.    Source and replace defective equipment during cell install and testing    X

19.    Provide ongoing defective component list, via cell log, for each cell     X
       up to system acceptance

20.    Verify all components working properly with switch                        X

21.    BTS and component level tracking equipment (For Warranty and CN           X
       Tracking Purposes)

22.    Creation of BTS acceptable test plan                                      X

23.    Approval of BTS acceptance test plan                                      X            X

24.    Perform BTS acceptance test plan                                          X

25.    Acceptance of BTS test results                                                         X

26.    Create punchlist                                                          X            X

27.    Concurrent with final system acceptance, bring all BTS components and     X
       the BTS to the current standard BTS configuration that is
       operationally equivalent

CIVIL CONSTRUCTION OF SWITCH FACILITIES

No.                                                                            Lucent       TeleCorp
---                                                                            ------       --------
1.     Determine which type of air cooling system will be installed (Lucent    X            X
       advises only based upon equipment requirements)

2.     Determine overhead of floor cabling                                     X            X

3.     Determine raised floor or not                                           X            X

4.     Definition of technical system requirements e.g. floor space, floor     X
       loading, heat load, DC amperage, A/C requirement.  Provide to owner

5.     Definition of suitable area                                             X

6.     Evaluate possibilities and select the best one                                       X

7.     Vendor pre-survey of selected location with Owner                       X

8.     Negotiate with site owners                                                           X

9.     Finalize lease contract                                                              X

10.    Civil engineering design for MSC locations                              X

11.    Approve completed layout plan, including transmission equipment area    X            X

12.    Define requirements for Lucent equipment grounding to conform with      X
       National Electrical Code Article 250

13.    Install building ground system                                                       X

14.    Install building and equipment ground system                            X            X

15.    Detailed installation design completed for MSC/ECP, including           X
       switching system demark for T1, OM&P, data circuits, modems, I/O, etc., to be provided on CAD if available

16.    Preparation of tender documents for construction bids for MSC                        X
       locations

17.    Evaluation of bids                                                                   X

18.    Negotiations with bidders                                                            X

19.    Selection of sub-contractors                                                         X

20.    Place orders to sub-contractors                                                      X

21.    Supervision of site construction                                                     X

22.    Auditing of contractor invoices                                                      X

23.    Review and advise on completed site construction                        X

24.    Acceptance of completed site construction                                            X

25.    Building ready inspection and acceptance with Owner                     X            X

26.    Security during construction                                                         X

27.    Install fire and security systems                                                    X

28.    Determine hours of reserve for emergency power                          X            X

29.    Determine fuel tank size                                                X            X

30.    Provide for shipment and temporary storage equipment (Does not have     X
       to be in market.  May be in Oklahoma City until your site is ready)

31.    Prepare schedule of building ready dates for equipment locations        X

SWITCH INSTALLATION

No.                                                                            Lucent       TeleCorp
---                                                                            ------       --------
1.     Prepare market requirement questionnaire (database) e.g. cell plan,     X
       network plan, grade of service plan, transmission plan, numbering plan, routing plan, network synchronization plan, signaling plan, charging plan, services plan, operations and maintenance plan

2.     Answer market requirements questionnaire                                X

3.     Review market requirements answers and recommend changes or approve     X

4.     Input based AWS Feature Set                                             X

5.     Define exchange requirements data (exchange specific items of the                    X
       market requirements) for MSC/ECP, BTS, OM&P

6.     Complete ODA                                                            X

7.     Vocoder Relocation                                                      X

8.     Install and test all translations                                       X

9.     Approve translations                                                                 X

10.    Detailed switch design and dimensioning                                 X

11.    Provide erlang projections for switch dimensioning                                   X

12.    Provide floor layout based on TeleCorp Scale Floor Plan                 X

13.    Verification of structural, HVAC, power requirements for operation      X

14.    Switch equipment delivery and install to Lucent provided DSX panel      X
       (Punch list for DSC by TeleCorp)

15.    Spares inventory to be provided on site                                 X

16.    Concurrent with, and as part of final acceptance, a full accounting     X
       of all equipment shipped, installed, and left as spares will be provided to TeleCorp

17.    Review and approval of all equipment listed by vendor under                          X
       accounting requirement

18.    Creation of MSC/ECP acceptance test plan                                X

19.    Approval of MSC/ECP acceptance test plan                                             X

20.    Perform final testing                                                   X

21.    Final acceptance of switch                                                           X

22.    Security during installation of switch, if deemed necessary             X            X

23.    Furnish installation tools, test equipment and supplies as required     X
       during installation

24.    Supply basic facilities, e.g. lights, power, water, sanitary,                        X
       telephone connection

25.    Engineer, design, furnish, and install DC power system                  X

26.    Approve DC power system design                                                       X

27.    Provide DC power system acceptance test plan                            X

28.    Review and approve DC power system acceptance and test plan                          X

29.    Perform DC power system acceptance and test plan                        X

ACCESS AND LEASED LINES

No.                                                                            Lucent       TeleCorp
----                                                                           ------       --------
1.     Supply conversion formula or chart for calculating slots required for   X
       control and/or OSS functions for sector/OMNI cells, as a function of number of voice channels.  Specify any particular slot assignment constraints, e.g. control must always be on Ch. 16, and other limitations on connection of circuits if relevant to TDMA.

2.     Provide interface requirement, to Network Elements, for Lucent          X
       Equipment

3.     Obtain cost and schedule of supply of leased lines from Telco                        X
       providers

4.     Supply report to vendors with trunk and slot assignments on customer                 X
       side of DSX demark

5.     Use connectivity report to size MSC and BTS hardware and software.      X
       Review for equipment incompatibilities.  Return acknowledgement to
       Owner.  Discuss problem area with Owner.  Provide lead time requirements for circuits.

6.     Develop schedule of required in-service date for each circuit.  Enter                X
       order to Telco provider.  Follow up progress.  If facilities schedule cannot be met by Telco provider adjust schedule and notify vendors

7.     Obtain Telco provider requirements for equipment rooms, power,                       X
       standard connectors, levels, impedances, etc.

8.     Specify and supply appropriate lease line facilities                                 X

9.     Arrange access from Telco providers for installation of leased lines                 X

10.    Supply Owner with performance requirements for 1.5 Mb/s circuits        X

11.    Approve access leased line performance criteria                                      X

12.    Provide leased lines and access circuits                                             X

13.    Perform short term (1 hour) bit error rate and other line testing                    X

14.    Review Telco provider requirement against equipment standard.  Advise   X
       Owner of problems or incompatibilities

15.    Design and furnish equipment room or space for Telco provider line                   X
       connections.  Copy layout to vendor

16.    Installation of equipment for Telco provider line connections                        X

17.    Furnish Telco provider lines up to Telco provider connector block                    X
       (Telco provider to furnish)

18.    Install cables, connectors blocks, and protectors (if required) from                 X
       network equipment to Owner supplied DDF and CSUs.  Tag with identity

19.    Design, furnish and install connection between the network equipment    X
       (MSC) and the point of connection (DSX).  Provide cross-connect elevation diagrams and record to Owner (TeleCorp have a Cross-Connect
       Plan)

20.    Supply and install all demark equipment at MSC, Includes i.e. DS1,      X
       DSX, V.35, RS232, DSX, patchmates, modem eliminators, and all other connection requirements on the vendor side of DSX demark

21.    Provide cross connects from vendor DSX demark to TeleCorp DSX demark                 X

ACCESS CIRCUITS (MSC-PSTN)

No.                                                                            Lucent       TeleCorp
---                                                                            ------       --------
1.     Identify voice channel, signaling, and data service requirements by                  X
       MSC, by year

2.     Determine destination/origin of traffic                                              X

3.     Specify performance/reliability/connectivity requirements and           X
       standards for the network

4.     Obtain cost and schedule of supply of access lines from Telco                        X
       provider.  Negotiate charges and due dates

5.     Review MSC-PSTN Network Design                                          X

6.     Supply data to vendor's access configuration                                         X

7.     Use access data to size MSC hardware and software.  Review for          X
       equipment incompatibilities.  Discuss problem areas with Owner.
       Supply configuration reports to Owner

8.     Develop schedule of required in service dates for access circuits at                 X
       each MSC.  Enter order with Telco provider and follow up on progress.
       If facilities schedule cannot be met, adjust schedule and notify vendors

9.     Review Telco provider requirements against equipment standards.                      X
       Inform Owner of problems or incompatibilities

10.    Design equipment space for line connections                                          X

11.    Furnish equipment and copy of layout to customer                        X

12.    Specify and supply appropriate connecting facilities                                 X

13.    Arrange access for Telco provider installation                                       X

14.    Supply Owner with BER objectives and other line parameters necessary    X
       for guaranteed performance levels

15.    Perform short term (approx. 1 hour) BER and other line testing if                    X
       requested by Vendor.  Supply report to Vendor if problems are observed

16.    Supply vendor with Telco provider power requirements                                 X

17.    Furnish battery power to Telco provider.  Incorporate Telco provider                 X
       battery and connection requirements in equipment order

18.    Furnish Telco provider lines up to Telco provider connector block                    X
       (Telco provider to finish)

19.    Install cables, connectors, blocks and protectors (if required), form   X
       network equipment to Telco provider connector block.  Tag cables and
       DDF with identify.  Design, furnish and install jumper connectors between the network equipment, and the Telco provider point of connection.  Provide cross-connect record to Owner.

20.    Design backhaul of transmission network                                              X

21.    Determine transmission equipment design on customer side of DSX demark               X

22.    Select transmission equipment vendors                                                X

23.    Negotiate prices, and obtain transmission equipment delivery                         X

24.    Design transmission room equipment layout                                            X

25.    Provide transmission room power requirements for dimensioning of DC                  X
       power plant

26. Engineer DC power plant to support switch and transmission requirements

SYSTEM INTEGRATION

VENDOR PROVIDED EQUIPMENT

No.                                                                             Lucent       TeleCorp
---                                                                             ------       --------
1.      Full integration of switches platform to
        AUC                                                                     X            X
        HLR                                                                     X            X
        VLR                                                                     X            X
        MSC                                                                     X            X
        SMS-SC                                                                  X            X
        STP                                                                     X            X
        Billing System                                                          X            X
        PSTN                                                                    X            X
        NOC1                                                                    X            X
        Autopace                                                                X            X
        Fraud System                                                            X            X
        ILR (GSM=IS41 Gateway)                                                  X            X
        OTA                                                                     X            X
        Voice Mail                                                              X            X
        BTS                                                                     X            X
        Vendor-supplied products                                                X            X
        Other AWS systems                                                       X            X
        Other roaming partners                                                  X            X
        NACN                                                                    X            X
        Customer Care                                                           X            X

2.      If interface doesn't presently exist, work with vendor on interface     X            X
        specs

3.      Prepare plan for testing of integration of Vendor equipment and         X            X
        provide to owner for review

4.      Review test plan, agree to changes, and approve                         X            X

5.      Perform integration tests of interfaces defined above                   X            X

6.      Customer to be present during integration test                                       X

7.      Record results of tests and provide Owner                               X

8.      Review tests results and proceed as required                                         X

2.  Ensure participation of other vendors in integration Process.

CUSTOMER CARE SYSTEM (INCLUDING BILLING SYSTEM)


No.                                                                        Lucent         TeleCorp
------                                                                     ------         --------
1.   Define customer care and billing requirements                                        X

2.   Define requirements on interfaces to Vendor's equipment               X

3.   Acceptance testing of Lucent interfaces billing platform              X              X

4.   Review test plan, agree to changes and approve                                       X

5.   Perform interfaces tests according to test plan                       X

6.   Record test results and provide to Owner                              X

7.   Review and approve tests results and proceed as required

PCS TDMA TERMINALS (MAXIMUM 3 VENDORS)


No.                                                                          Lucent       TeleCorp
---                                                                          ------       --------
1.   If Applicable, develop test plan for interface testing                  X            X

2.   If available, provide and terminal test data and results from           X
     Interoperability lab or field

3.   Review test plan, agree to changes and approve                                       X

4.   Supply third party terminals                                                         X

5.   Perform interface tests according to test plan                          X            X

6.   Record test results and provide to Owner                                X            X

7.   Review test results and proceed as required                                          X

No.                                                                                  Lucent         TeleCorp
---                                                                                  ------         --------
1.   Perform vendor commissioning tests (equipment) and record results               X
     (Lucent equipment)

2.   Review vendor test results                                                                     X

3.   Prepare system acceptance test procedures (For Lucent Equipment)                X

4.   Review and approve system acceptance test procedures                                           X

5.   Perform system acceptance test and record results (For Lucent                   X
     Equipment)

6.   Develop punchlist detailing major and minor items                                              X

7.   Remedy all major punchlist items prior to system acceptance on all              X
     Lucent equipment

8.   Remedy all minor punchlist items prior to final acceptance on Lucent            X
     equipment

9.   Review test results                                                                            X

10.  Accept system                                                                                  X

11.  Provide manuals, drawings and documentation for all equipment,                  X
     software, and diagnostics provided by vendor.  One complete set per switch of hardcopy and CD-ROM required.  Included are any user guides

12.  Accept documentation as provided or request changes                                            X

13.  Turn-up for service                                                                            X

14.  Monitor performance during Acceptance Test Period                               X              X

15.  Perform corrective action as necessary for all Lucent provided                  X
     equipment, interfaces, and protocols

16.  Develop Exit Criteria                                                           X              X

No.                                                                                  Lucent         TeleCorp
---                                                                                  ------         --------
1.   Develop training packages for engineering and operations in English             X

2.   Review training packages                                                                       X

3.   Deliver training                                                                X

4.   Determine recommended spares requirements                                       X

5.   Approve spares recommendations                                                                 X

6.   Provide spares                                                                  X

7.   Spares provided by vendor at system acceptance to be operationally              X
     equivalent of latest revision level

8.   Establish return and repair procedures                                          X
          Warranty
          Non-warranty

9.   Review return and repair procedure-change or approve as necessary                              X

10.  Develop test equipment recommendations for Lucent components                    X

11.  Review and approve test equipment recommendations                                              X

12.  Order test equipment except as noted in #13 below                                              X

13.  Furnish Lucent-specific test equipment (If there is any Test                    X
     equipment they need after we leave, get it for them and they will pay)

14.  Develop proposal for technical assistance plan for hardware and                 X
     software both on-site and remote with resources defined in Section
     1.10

15.  Review technical assistance plan and approve                                                   X

16.  Establish technical assistance if ordered by Owner                                             X

17.  Develop installation plans for each location and entity (pert or bar            X
     chart) (MS Project Plan and Access Database)

                             Site Ready Check List

The following items are required to install a typical PCS TDMA mini-cell

1.  A/C Power-or generator
2.  Inside construction complete
3. Antenna erection complete (Union will NOT allow work while antenna is being erected)
4.  Access to site arranged prior to Build Team dispatch
5.  Site cleaned of construction materials and dust
6.  POTS or cell phone provided
7.  Equipment delivered to site
8.  Grounding completed and per equipment specifications
9. Ancillary equipment delivered and ready at time of equipment installation (Batteries; Rectifiers; FIF; cable racks; etc.)

The following items are required to integrate (intra cell test) a PCS TDMA mini-cell

1.  Commercial A/C or commercial generator
2.  T1 or Microwave facility in place and verified
3.  POTS or Tellular box
4.  Antennas (installed & swept)
5.  Translation loaded at switch
6.  Access arranged prior to Test Team dispatch.

                                 ATTACHMENT D

RF Performance Criteria for System Acceptance

1.0 Metrics and procedures. The performance metrics defined below (section 5.0) are part of the contract. The procedures for measuring the performance metrics shall be executed as described below. The metrics and associated measurement techniques apply to the entire as-built TDMA system (i.e., all clusters). Metrics assessed on a per cluster basis may be computed but are for information only and shall not be used in assessing system acceptance.

2.0 Test setup. All tests shall be performed using test vehicles equipped with a calibrated test mobile(s) that meet or exceed the minimum performance specifications (TIA/EIA IS-136 and IS-137) for a TDMA mobile subscriber unit. Test mobiles shall have fixed attenuators connected between the transceiver and antenna to compensate for the test setup. The compensation shall be computed to render the test data equivalent to that which would be obtained with an operational subscriber unit under common conditions (e.g., attenuation shall be added in order to compensate for the benefit offered by the additional gain and height of the test vehicle antenna.). The values of any attenuators shall be mutually agreed upon and determined via calibration procedure. No attenuators shall be added into the mobile path to compensate for vehicle or building penetration losses. The net value of attenuation used shall take into account the cable loss from test vehicle antenna to test unit, as this loss would not present in an operational subscriber unit under common conditions.

3.0 RF Design. The RF design is to be done by the Customer and audited by the Vendor; accordingly, mutual agreement shall be reached in determining the design service area. The design service area consists of those areas predicted via design tools and processes to be covered. In addition, for the RF warranty to be valid, the Vendor and the Customer shall mutually agree to all design parameters and translations (e.g. handoff thresholds, frequency plan, C/I [ratio of carrier to cochannel interference power], C/N [ratio of carrier to total impairment power], BER [bit error rate], antenna orientations).

4.0 Coverage Area and Valid Data The coverage area for test shall consist of mutually agreed upon test drive routes within the design service area (see section 3.0). For purposes of data collection and analysis, the test drive routes shall be divided into spatial subdivisions called geographic bins. The bins shall be of mutually agreed size. During data collection, the test routes shall be driven at speeds that are representative of normal subscriber behavior. To be valid, data collected must be taken within the design service area (see section 3.0). Only valid data shall be used in computing the performance metrics (see section 5.0). In-building coverage via external TDMA infrastructure shall not be tested as part of acceptance.

5.0  Performance Metrics

The following performance metrics shall be satisfied for acceptance. All test drive data shall be collected and analyzed using Vendor's AutoPace and TEMS (or mutually agreed equivalent) tools.

5.1 Bit Error Rate (BER). Forward and reverse links shall be characterized separately. Data shall be averaged per geographic bin in order to obtain an average BER score that characterizes that bin's location. Bin size must be mutually agreed between Vendor and Buyer and need not necessarily be uniform; however, a minimum of 5 seconds of data per bin must be used in computing the BER score for that bin.

Of the valid data collected (see 4.0), the worst 1% of bins may be discarded. The remaining 99% of the bins shall together constitute the non-excluded area. The remaining average BER values for all bins shall be averaged together. For acceptance, this system average shall not exceed 3%.

5.2 Dropped Calls. Data shall be collected and analyzed as follows. A sequence of test calls shall be placed along the test drive routes. The number of calls placed shall be sufficient to ensure statistical significance of the results (i.e., at least 1,500 calls over the entire system unless mutually agreed to be different). The duration of each call shall not exceed 100 seconds. The dropped call rate shall be the ratio of successfully originated calls that were dropped to the total number of successfully originated calls. A successfully originated call is defined as a call that has entered the voice state. This definition includes drops for any reason, including handoff failures. Only data collected within the non-excluded area (see section 5.1) shall be included in this analysis. For acceptance, the system dropped call rate shall be less than or equal to 1.7%.

5.3 Established Calls. Data shall be collected and analyzed as follows. A sequence of test calls shall be placed along the test drive routes. The number of calls placed shall be sufficient to ensure statistical significance of the results.

The established call success rate shall be computed as the ratio of the total number of successfully originated and terminated calls to the total number of valid call attempts. A successfully originated/terminated call is defined as a call that has entered the voice state. A valid origination call attempt is defined as an origination attempt via a correctly dialed number to a non-busy radio/number at the cell/switch. A valid termination call attempt is defined as a termination attempt via a correctly dialed number from the switch through a nonbusy radio to an idle test mobile. Only data collected within the non-excluded area (see section 5.1) shall be included in this analysis. For acceptance, the established call success rate shall meet or exceed 98%.

6.0 A link budget and associated projections of coverage probability are included in Appendix 1. The presence of this information within this appendix does not, explicitly or implicitly, constitute warranties on the values provided, with the exception of values for Vendor provided equipment as referenced in Section __ of this contract. These values are for information only. The performance warranty is based only the performance metrics specified above as computed on valid data collected on the test drive routes.

Appendix 1

Table 1:  Probability of Service at Cell Edge (%)
---------------------------------------------------------------------
Morphology             Indoor          In Vehicle            Outdoor
---------------------------------------------------------------------

Urban                  80               99                   >99
Suburban               74               94                   >99
Rural                  74               88                    99
---------------------------------------------------------------------

Table 2:  Probability of Area Coverage (%)

--------------------------------------------------------------------
Morphology             Indoor          In Vehicle            Outdoor
---------------------------------------------------------------------

Urban                  94              >99                   >99
Suburban               90               99                   >99
Rural                  90               98                   >99
-------------------------------------------------------------------

Given the following:

Recommended Base Station Balanced EIRP: 52.2 dBm (165.8W)
Recommended Base Station Transmitter Output 37.9 dBm (6.2W)

Designed signal strength at cell edge:
Urban    -75dBm
Suburban -82dBm
Rural    -85dBm

Standard deviation for log-normal shadowing:
Outdoor  8dB
Indoor   5dB
Vehicle  3dB

Vehicle Penetration Margin: 8dB

Building Penetration Margin:

Urban       2OdB
Suburban    l5dB
Rural       l2dB

                                 ATTACHMENT E

                           Optional Software Pricing

-----------------------------------------------------------------------------------------------------------------
Year               Pops           % Cov       Pops Cov        Pen         Subs       Yearly Fee      Cumm Fee
                                   Pops
-----------------------------------------------------------------------------------------------------------------
1-Jan-99        11,100,000           0.2      2,220,000      0.0010        2,220         13,320         13,320
-----------------------------------------------------------------------------------------------------------------
1-Jan-00        11,300,000           0.4      4,520,000      0.0175       79,100        474,600        487,920
-----------------------------------------------------------------------------------------------------------------
1-Jan-01        11,373,450           0.5      5,686,725      0.0225      127,951        767,708      1,255,628
-----------------------------------------------------------------------------------------------------------------
1-Jan-02        11,447,377          0.55      6,296,058      0.0275      173,142      1,038,850      2,294,477
-----------------------------------------------------------------------------------------------------------------
1-Jan-03        11,521,785           0.6      6,913,071      0.0325      224,675      1,348,049      3,642,526
-----------------------------------------------------------------------------------------------------------------
1-Jan-04        11,596,677          0.65      7,537,840      0.0375      282,669      1,696,014      5,338,540
-----------------------------------------------------------------------------------------------------------------
1-Jan-05        11,672,055          0.66      7,703,557      0.0425      327,401      1,964,407      7,302,947
-----------------------------------------------------------------------------------------------------------------
1-Jan-06        11,747,924          0.67      7,871,109      0.0450      354,200      2,125,199      9,428,147
-----------------------------------------------------------------------------------------------------------------
1-Jan-07        11,824,285          0.67      7,922,271      0.0475      376,308      2,257,847     11,685,994
-----------------------------------------------------------------------------------------------------------------

                                 ATTACHMENT F

                              TeleCorp and Lucent
                                  New England

         May 1                 July 27                Aug 15                                  Dec 15                 TBD

 Feb 15         June 15                  July 30                Sept 30          Nov 15                  Jan 15
------------------------------------------------------------------------------------------------------------------------------------
T-Order        L-Begin BTS Equip        L-Duplexers            T-PSTN and SS7   L-MSC Install         L-Network
   Number       Deliveries                 Available              Links            Complete              Element
   Blocks                                                         Installed                              Integration
               T-Begin MSC Civil        T-Duplexer                              L-Begin BTS              Complete
T-HLR Decision    Construction             Decision            T-Transmission      Integrations
                                           Date                   Equip                               . Billing
                                                                  Installed     L-First Call
                                        T- Data                                                       . Voice Mail
                                           Network             T-Begin T1       T-Microwave
                                           Complete               Acceptance       Relo Complete      . Customer
                                                                                                        Care

                                                                                                      . Fraud

                                                                                                      . AT & T Core
                                                                                                        Features

         T-Begin BTS           L-MSC Equip.           T-MSC Civil                             L-Network              L-New Orleans
            Site                  Ship                   Complete                                Element                Filter
            Construction                                                                         Integration            Solution
                               T-MSC Power            T-Begin                                    Complete               Installed
                                  Room                   Transmission
                                  Complete               Equipment                             . HLR                 T-NOC Complete
                                                         Install
                                                                                               . SMSC                T-Launch Sites
                                                      L-Begin MSC                                                       Constrution
                                                         Equip. Install                        . NACN                   Complete

                                                                                               . Autospace           T-Lockdown of
                                                                                                                        Launch Date

                                                                                                                     (Launch Minus
                                                                                                                        60 Days)
                                 TBD
     TBD
----------------------------------------------
L-Launch Sites
   Optimization
     Complete

T-Begin System
   Acceptance
   Testing

T-Begin 30 Day
   Stable
   Period
(Launch Minus
   30 Days)
                                 T-System
                                   Acceptance

                                 * Launch *

T-TeleCorp Responsibility

L-Lucent Responsibility

                                 ATTACHMENT G

ATTACHMENT G
                               Engineer's Notes

This document provides high level specifications for modifications to the PCS TDMA MiniCell needed to support TeleCorp. Primary objectives of these modifications are the following:

1. Provide support for any two (2) different PCS frequency blocks on every sector of the MiniCell. This capability will give the service provider the ability to perform radio frequency changes remotely from the MSC via software command.
2. Reduce the antenna and antenna cable counts by providing double duplexing tower top low noise amplifier (DTT-LNA). The DTT-LNA will not be block-specific and will thus support multiple PCS blocks as discussed in item 1.

Specifications for multiple band support, final product:

The modified PCS TDMA MiniCell shall operate in any two(2) different PCS frequency blocks on each physical antenna face (i.e., sector). It shall support up to 8 traffic radios per sector, which can be allocated in any combination between the 2 blocks. Radio channel assignments shall be made from the ECP (using current APX RCV), and for a given radio, channel assignments within either block will be allowed.

The modified PCS TDMA MiniCell shall be operated only with the double duplex tower top Low Noise Amplifier (DTT-LNA). All current radio diagnostics shall be supported. Antenna diagnostics shall be provided via the current transmit antenna functional test.

The modified PCS TDMA MiniCell shall be available only in the current Type 3 configuration; requiring a primary and one growth cabinets as the minimum configuration.

The current feature set shall be available.

Note that there may need to be certain restrictions on allowable combinations, or spacing of channels due to intermodulation performance. For example, 2 channels that are spaced 20 MHz apart will cause a 3rd order intermodulation product to fall directly on the receive frequency of the lower channel. This situation should not be allowed. Every effort will be made to minimize these situations, and the customer will be provided with equipage recommendations.

Specifications for multiple band support, interim product

The interim modified PCS TDMA MiniCell shall operate in any two(2) different PCS frequency blocks on each physical antenna face (i.e., sector). It shall support up to 8 traffic radios per sector and on each sector, a maximum of 4 per block, which will be allocated in pairs between the two blocks. Radio channel assignments within a block shall be made from the ECP (using current APX RCV). In addition, each radio may be enabled and disabled from APX RCV.

The interim modified PCS TDMA MiniCell shall be operated only with the double duplex tower top Low Noise Amplifier (DTT-LNA).

The interim modified PCS TDMA MiniCell shall be available only in the current Type 3 configuration; requiring a primary and one growth cabinets as the minimum configuration.

Specifications for the Double Duplex Tower Top Low Noise Amplifier:

The double duplex tower top LNA (DTT-LNA) shall consist of two parts: the Duplex Masthead Antenna Unit (DMAU) and the Duplex Frame Receive Unit (DFRU). The DMAU will be mounted on the antenna mast, near the antenna to minimize the cable length. The DFRU shall be mounted within the MiniCell enclosure; it replaces the current FRU used in non-duplex tower top applications. The combination of DMAU and DFRU shall provide a common cable for transmit and receive signals for the run up the antenna tower, and shall allow a common antenna to be used for transmit and receive. DTT-LNA shall be required for both diversity receive paths, when diversity is equipped, and both receive paths will be duplexed with transmit paths if more than one traffic radio is equipped. The DMAU and DFRU shall always be used together.

The DMAU and DFRU shall be designed to support 60 MHz base station transmit and receive bands. The noise figure for the entire MiniCell receive path, measured at the input of the DMAU, and including the combination of DMAU, up to 7 dB antenna cable loss, DFRU, RF switch, EDRU and frame cabling shall not exceed 5.5 dB.

The DFRU shall provide DC power to the DMAU over the antenna cable. The DFRU shall monitor the DMAU current alarm and report alarms to the remote ECP, in the same manner as the current MAU/FRU combination.

                                 ATTACHMENT H

ATTACHMENT H

                            EXTENDED WARRANTY PLAN

Upon the expiry of the warranty period applicable to any equipment, purchaser may, at its option, subscribe to Vendors's extended warranty plan for the repair and/or replacement of the hardware components of such equipment. The support services provided by Vendor to Purchaser under the extended warranty plan shall be equivalent to those services which were available to Purchaser in respect of such equipment prior to the expiry of the warranty period relating to such equipment. The price of subscribing to the extended warranty plan, during the initial term, is set out below:

-----------------------------------------------------------------------------
TYPE OF                                    ANNUAL PRICE (a)
NETWORK ELEMENT                           PER NETWORK ELEMENT
-----------------------------------------------------------------------------
5ESS Switch                           2/% of Value of Out-of Warranty
                                      Hardware
-----------------------------------------------------------------------------
PCS Access Manager                    2% of Value of Out of Warranty
                                      Hardware
-----------------------------------------------------------------------------
PCS Minicell                          $2,000 per PCS Minicell
-----------------------------------------------------------------------------
PCS Microcell                         2% of Value of Out of Warranty
                                      Hardware
-----------------------------------------------------------------------------

                                  ATTACHMENT I

------------------------------------------------------------------------------------------------------------------------------------

 1997 TDMA Plan:
 Cellular & PCS
  ===============================================================================================================================

                 R9.0 (Cellular)                  R9/1 (PCS)      R9.1 (Cellular)                          R10.0
                   CI 6/6/97                      CI 6/27/97        GA 8/29/97                        GA target 12/2/97
---------------------------------------------     ------------------------------          -----------------------------------------
 . EDRU for 850 MHz - VSELP only                   . ACELP Phase 2, Switchable Per          . Digital Locate - EDRU Support
 . Visual Zone ID                                    Call                                       . DVCC with RSSI
 . Carrier-Specific Teleservice Transport          . Interhyperband (PCS-D to                   . Mobile Saturation
 . OA&M Improvements                                 Cellular A) Hand-down                        Resolution
     . Analog Performance Enhancements:           . TTLNA Support                              . Hybrid MAHO/Locate
                                                  ------------------------------
          - SAT SINAD for Voice                                                                . ARR
          - Service Measurements                  -----------------------
          Overhaul (Phase 2)                                 PCS                               . IS-136 Private Networks
          - Digital Color Code                            Tower Top          ECP 10.0          . BER-Controlled DPC
---------------------------------------------
                                                          Low Noise          GA 7/97
                                                          Amplifier                            . Rogue Mobile
                                                  -----------------------
                                                                                                 Detection
                                                                      -------------------
                                                                      . IS-41 Facilities       . Rogue Mobile
                                                                        Directive 2              Identification
                                                                        Messaging              . AMUG 29-15 VCSA
                                                                      -------------------
                                                                                                 Trigger Type
                                                                                               . AMUG 29-16 CP
                                                                                                 Failure Reason Msg
                                                                                               . E911 (ECP)
                                                                                               . HA OMP (ECP)
                                                                                          -----------------------------------------

                                                                           --------------------
                                                                           PCS C,D,E,F
                                                                           band Filters
                                                                           --------------------
  ===============================================================================================================================
                                 1H97      Lucent Technologies Proprietary - Restricted       2H97

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     1998 TDMA Plan:
     Cellular & PCS
     ------------------------------------------------------------------------------------------------------------------------------
            R11.0                                     R12.0                                          R13.0 Candidates
           FOA 1/98                                GA target 9/98                                     GA target 4Q98
          GA target 2/98           -------------------------------------------       -------------------------------------------
      --------------------------       . Vocoder Relocation                             . Two-Branch Intelligent Antenna
      . Interhyperband                 . IS-136 SMS Mobile Originated                    Phase 1
        Operation (Digital to          . R-Data over DCCH and DTC*                      . IS-136A Calling Name
        Digital)                              - User Acknowledgment                      Presentation
      . DCCH Info on AVC                      - Mobile Originated Messages              . IS-130/IS-135 Circuit Mode Data &
        Release                        . AMUG 36-12 Separate DCCH and                    Fax*#
      . Service Meas Overhaul            DTC "Access Thresholds                         . IS-136A Over the Air Activation*
        Phase 3                        . AMUG 35-17 HOBIT to AMPS (3                    . Test-EDRU
      . XTA support on S1lmm             thresholds)                                    . IS-54/IS-136 Signaling Message
      . AMUG 35-06 Dual               --------------------------------------------       Encryption
        Server Group OOS                             1999 Candidates                 -------------------------------------------
        Limits                        --------------------------------------------
      . AMUG 36-13 Chng                 . Flexible Channel Allocation
        TDMA Trans Levels               . Teleservice Screening Ph2
      . AMUG 38-13 DS-1                 . Hierarchical Cell Enhancements
        Alarms Clearing after           . 2 Branch Intelligent Antenna Ph2
        DS-1 Board is Restored          . PACA
      . AMUG 28-29 Locate               . Multiple DCCH's on a single EDRU
        Count per Face                  . IMSI
     --------------------------         . Mobile Station Locator
                                        . Flexible Alerting
                                        . Wireless Business Service
                                        . SMS Broadcast
                                        . Separate BER Thresholds for ACELP and
                                         VSELP
                                        . Discontinuous Transmission
                                        . Enhanced Voice Privacy
                                        . Automatic Call Delivery on Deregistration
                                        . IS-136+
                                      ----------------------------------------------
     ------------------------------------------------------------------------------------------------------------------------------
                                   1 H97    Luccent Technologies Proprietary-Restricted     2 H97
-----------------------------------------------------------------------------------------------------------------------------------

                           Lucent Technologies Inc.
                               4851 LBJ Freeway
                                   Suite 900
                              Dallas, Texas 75224

May 12, 1998

Thomas Sullivan
Gerald Vento
1101 17th Street, N.W.
9th Floor
Washington, D.C. 20036

Gentlemen:

     Reference is made to the General Agreement for Purchase of Personal Communications Systems and Services, dated the date hereof, between TeleCorp PCS Inc. ("TeleCorp") and Lucent Technologies Inc. ("Lucent") regarding the purchase by TeleCorp from Lucent of certain telecommunications systems and services (the "Agreement"). In connection with the execution and delivery of the Agreement by TeleCorp and Lucent, Lucent hereby agrees as follows:

     1. Lucent hereby agrees that any Affiliate (as hereinafter defined) shall have the right (but not the obligation) to purchase from Lucent telecommunications systems and services under terms identical to the terms contained in the Agreement; provided, however, that (a) Lucent shall be reasonably satisfied with the credit worthiness of the Affiliate and (b) Lucent shall not be required to provide financing to such Affiliate unless Lucent, in its reasonable discretion, agrees to do so. If an Affiliate elects to purchase equipment from Lucent on the same terms as the Agreement, Lucent agrees to enter into an agreement ("Separate Agreement") with such Affiliate on the identical terms as the Agreement, with only such changes therein as are appropriate to reflect the markets to be covered by such Separate Agreement, the Affiliate being the Customer, and similar changes; however, the pricing, warranty, discount and other terms and conditions contained in the Agreement shall be contained in the Separate Agreement (except for financing terms, unless otherwise agreed to by Lucent). As used herein, the term "Affiliate" shall mean any person, firm, partnership, corporation or other entity ("Company") operating a wireless telecommunications system (a) which is, directly or indirectly, controlled by, under common control with or controls TeleCorp;

or (b) which is controlled, directly or indirectly, by either or both of Thomas Sullivan or Gerald Vento (collectively the "Controlling Parties"). For purposes of the foregoing definition of Affiliate the term "control" shall mean (a) the ownership, directly or indirectly, of at least 50.1% of the voting control of the Company, (b) a binding agreement or option to acquire at least 50.1% of the voting control of the Company or (c) serving as a management or construction management agent for an entity holding a construction permit or license to operate a wireless telecommunications system or having an agreement to operate such.

     2.  Entire Agreement.  This Letter Constitutes the entire agreement between
         ----------------
the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     3.  Counterparts.  This Letter may be executed in counterparts, each of
         ------------
which shall be an original but both of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     4.  Jurisdiction.  The provisions of this Letter shall be governed by the
         ------------
internal laws of the State of New York, without regard to its principles of conflict of laws.

     5.  Notices.  All notices to a party hereunder shall be deemed to have been
         -------
adequately given if delivered in person or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

     To Lucent:                Doris Jean Head
                               Suite 980
                               44851 LBJ Freeway
                               Dallas, TX 75244

     with a copy to:           Marc N. Epstein
                               Corporate Counsel
                               283 King George Road
                               Warren, NJ 02059
                               980-559-3377
                               980-559-8174 (facsimile)

     To Controlling Parties:   Thomas Sullivan
                               Gerald Vento
                               1101 17th Street
                               9th Floor
                               Washington, D.C. 20036

6. Succession and Assignment. This Letter shall be binding upon and inure to the
   -------------------------
benefit of the parties named herein and their respective successors and permitted assigns. Please confirm your agreement to the foregoing by executing the counterpart of this letter and returning it to the undersigned.

                                   Very truly yours,

                                   LUCENT TECHNOLOGIES, INC.


                                   By:    /s/ [signature illegible]
                                          -------------------------
                                   Name:
                                          -------------------------
                                   Title:
                                          -------------------------


AGREED TO AND ACCEPTED
AS OF 12 May, 1998

/s/ Thomas Sullivan
--------------------------
Thomas Sullivan

/s/ Gerald Vento
___________________________
Gerald Vento

May 12, 1998

Lucent Technologies Inc.
4851 LBJ Freeway
Suite 900
Dallas, Texas 75244

Attention: Ms. Doris Jean Head
------------------------------

Reference is made to the General Agreement for Purchase of Personal Communications Systems and Services, dated the date hereof, between TeleCorp PCS, Inc. ("TeleCorp") and Lucent Technologies Inc. ("Lucent") regarding the purchase by TeleCorp from Lucent of certain telecommunications systems and services (the "Agreement"). Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement. In connection with the execution and delivery of the Agreement by TeleCorp and Lucent, and as a condition thereto, TeleCorp and Lucent have agreed as follows:

1. The Minimum Market Commitment set forth in Section 1.4 of the Agreement shall be expanded to include San Diego and Puerto Rico, provided (i) TeleCorp acquires these markets from AT&T Wireless and TeleCorp, its sole discretion, elects to build out the Initial System for each such Market and (ii) at the time that TeleCorp acquires these Markets and, in its sole discretion, elects to build out the Initial System for each such Market, Lucent has theretofore performed, on a timely basis, all of its obligations under the Agreement in accordance with the terms of the Agreement and is not in default of any of its obligations under the Agreement.

2. On or before September 30, 1998, TeleCorp shall have submitted to Lucent binding purchase orders to purchase $40 million in aggregate purchase price (or license fees with respect to Licensed Materials) of Products, Licensed Materials and Services.

3. Seller agrees that it will support Phase I of the FCC requirements regarding E-911 services and the FCC requirements regarding CALEA and, with respect to the Initial System for each Market, will provide Customer as part of the Initial System for each Market, at no additional charge(with the exception of any third party equipment, software or services), all Products, Licensed Materials and Services required to permit Customer to provide such services to its subscribers in accordance with applicable FCC requirements as in effect at the date of Acceptance of such Initial System.

CONSENTED AND AGREED:

Lucent Technologies                          TeleCorp PCS, Inc.


By:     /s/ [signature illegible]            By:   /s/ Gerald T. Vento
        ------------------------------             -----------------------------

Name:                                        Name:  Gerald T. Vento
        ------------------------------             -----------------------------

Title:                                       Title: CEO
        ------------------------------             -----------------------------

Date:      May 12, 1998                      Date:  May 12, 1998
        -------------------------------            -----------------------------